UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to join us for our 2019 annual meeting of stockholders, which will be held on May 14, 2019, at 3:00 p.m. local time at our Corporate Headquarters located at 717 17th Street, 5th Floor, Denver, Colorado 80202. Holders of record of our common stock as of March 19, 2019 are entitled to notice of, and to vote at, the 2019 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders via the internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials that we are mailing to you on or about April 4, 2019.

You are welcome to attend the meeting. However, even if you plan to attend, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to be admitted to the meeting.

We thank you for your support.

Sincerely,

Gary B. Moore

Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 14, 2019

TIME:	3:00 p.m., Mountain Time

PLACE:	ServiceSource International, Inc., Corporate Headquarters 717 17th Street, 5th Floor, Denver, Colorado 80202

RECORD DATE:	March 19, 2019

ITEMS OF BUSINESS:

1.	To elect the seven nominees for director as listed in this proxy statement;

2.

To authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-four and not more than one-for-six, to be determined by the board of directors;

3.	To approve, on an advisory basis, our 2018 executive compensation; and

4.	To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2019.

We also will transact any other business that may properly come before the meeting or at any adjournments thereof. We are not aware of any other business to come before the meeting at this time.

Only stockholders of record at the close of business on March 19, 2019, or their valid proxies, are entitled to attend and vote at the meeting and any and all adjournments or postponements of the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you read the proxy statement and to vote as promptly as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “How to Vote” beginning on page 1 of the proxy statement.

By order of the board of directors,

Gary B. Moore

Chief Executive Officer

Denver, Colorado

April 4, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2019: THIS PROXY STATEMENT AND SERVICESOURCE’S 2018 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT IR.SERVICESOURCE.COM. ADDITIONALLY, AND IN ACCORDANCE WITH RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), YOU MAY ACCESS THESE MATERIALS AT WWW.PROXYDOCS.COM/SREV.

Page
PROXY SUMMARY	2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4
Role and Composition of the Board	4
Board Leadership Structure	4
Director Independence and Tenure	4
Board’s Role in Risk Oversight	5
Board Committees	5
Committee Composition	6
2018 Board Meetings	7
Executive Sessions of Independent Directors	7
Compensation Committee Interlocks and Insider Participation	7
Code of Business Conduct and Ethics	8
Considerations in Identifying and Evaluating Director Nominees	8
Process for Recommending Candidates to the Board of Directors	9
Director Attendance at Annual Meetings	9

COMPENSATION OF NON-EMPLOYEE DIRECTORS	10
2018 Director Compensation	11

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS	12
Board Structure	12
Information Regarding our Directors	12
Proposal 1 Required Vote	17
Proposal 1 Recommendation	17

PROPOSAL NUMBER 2 – VOTE TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF NOT LESS THAN ONE-FOR-FOUR AND NOT MORE THAN ONE-FOR-SIX, TO BE DETERMINED BY THE BOARD OF DIRECTORS	18
Background	18
Criteria to be Used for Decision to Proceed with the Reverse Stock Split	18
Reasons for the Reverse Stock Split	19
Procedure for Effecting the Reverse Stock Split	19
Principal Effects of the Reverse Stock Split	19
Risks Associated with the Reverse Stock Split	21
Material United States Federal Income Tax Consequences of the Reverse Stock Split	22
Reservation of Right to Abandon Reverse Stock Split	23
Proposal 2 Required Vote	24
Proposal 2 Recommendation	24

PROPOSAL NUMBER 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	25
Compensation Philosophy and Programs	25
Proposal 3 Required Vote	25
Proposal 3 Recommendation	25

PROPOSAL NUMBER 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Proposal 4 Required Vote	26
Proposal 4 Recommendation	26
Principal Accounting Fees and Services	26
Pre-Approval of Audit and Non-Audit Services	27
Report of the Audit Committee	27

EXECUTIVE OFFICERS	28

2019 Proxy Statement	i

ii	2019 Proxy Statement

Proxy Statement

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2019 annual meeting of stockholders, which will take place on Tuesday, May 14, 2019 at 3:00 p.m., Mountain Time, at our Corporate Headquarters located at 717 17th Street, 5th Floor, Denver, Colorado 80202. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being distributed and made available on or about April 4, 2019 to all stockholders of record entitled to vote at the annual meeting.

How To Vote

in advance of the annual meeting

Even if you plan to attend the annual meeting in person, please vote as promptly as possible using one of the following voting methods. Make sure you have your proxy/voting instruction card in hand and follow the instructions. You can vote in advance in one of the following three ways – and in each case, votes must be cast prior to 5 p.m., Mountain Time on Monday, May 13, 2019:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your notice or proxy/voting instruction card and follow the instructions	Call the telephone number listed on your notice or proxy/voting instruction card and follow the instructions	Sign, date and return your proxy/voting instruction card in the enclosed envelope – if you did not receive one, you may request one by following the instructions in your notice

2019 Proxy Statement	1

  PROXY SUMMARY

Proxy Summary

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Date, Time and Place of Meeting

Date:	May 14, 2019

Time:	3:00 p.m., Mountain Time

Place:	717 17th Street, 5th Floor, Denver, Colorado 80202

Record Date:	Stockholders of record as of the close of business on March 19, 2019 are entitled to attend, and to vote at, the annual meeting.

Admission Requirements:	You must bring proof that you owned ServiceSource stock on the record date in order to be admitted to the annual meeting.

Voting Matters and Board Recommendations

The following proposals will be considered at the annual meeting:

		Board Recommendation	More Information
Proposal 1	Election of directors	FOR each nominee	Page 12
Proposal 2	Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	FOR	Page 18
Proposal 3	Advisory vote to approve executive compensation	FOR	Page 25
Proposal 4	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm	FOR	Page 26

Other Matters

The management and board of directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, email or personally.

2	2019 Proxy Statement

  PROXY SUMMARY

Corporate Governance Practices at a Glance

Annual Election of Directors	✓
Majority Voting with Resignation in Non-Contested Elections	✓
Independent Directors Meet in Executive Session without Management Present	✓
Code of Conduct for Directors, Officers and Employees	✓

Board Role in Risk Oversight	✓

Stock Ownership Guidelines for Named Executive Officers and Directors	✓

Anti-Hedging and Pledging Policy	✓

Executive Compensation Pay for Performance Metrics	✓

Board of Directors Overview

The members of our board of directors as of March 19, 2019 are:

Board Member	Independent	Director Since	Committees

Robert G. Ashe	✓	2013	Nominating & Corporate Governance (Chair), Audit

Christopher M. Carrington		2014	–

Bruce W. Dunlevie*	✓	2004	Compensation (Chair)

John R. Ferron	✓	2019	Audit

Thomas F. Mendoza	✓	2011	Compensation, Nominating & Corporate Governance

Gary B. Moore**		2016	-

Madhu Ranganathan	✓	2017	Audit (Chair), Nominating & Corporate Governance

Richard G. Walker		2017	-

*	Lead Independent Director
**	Chairman of the board of directors

2019 Proxy Statement	3

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role and Composition of the Board

As of March 19, 2019, our board of directors is composed of eight members. Upon the recommendation of our nominating and corporate governance committee, we are nominating Robert G. Ashe, Bruce W. Dunlevie, John R. Ferron, Thomas F. Mendoza, Gary B. Moore, Madhu Ranganathan and Richard G. Walker for re-election to our board of directors. If re-elected, Messrs. Ashe, Dunlevie, Ferron, Mendoza, Moore and Walker, and Ms. Ranganathan, will each hold office for a one (1) year term until our annual meeting of stockholders to be held in 2020. Mr. Carrington has not been nominated for re-election at our annual meeting.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our board of directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management.

Board Leadership Structure

Chairperson of the Board

Our board of directors currently has no established policy on whether the roles of Chief Executive Officer and Chairperson of the board of directors should be separated. Our board of directors believes that it is most appropriate to make that determination based on the Company’s circumstances. In November 2018, Mr. Moore was appointed as our executive Chairman. In December 2019, in connection with Mr. Moore’s appointment as our Chief Executive Officer, our board of directors determined that the most effective leadership model for the Company is for Mr. Moore to serve as both Chairman and Chief Executive Officer. The board of directors believes its current structure is functioning effectively. The board of directors does not believe that introducing a separate Chairman at this time would provide appreciably better direction for the Company.

Lead Independent Director

Mr. Dunlevie is our lead independent director. As our lead independent director, he is responsible for helping to set the agendas for board meetings, coordinating the activities of the independent directors and presiding over board meetings if the chairperson is absent. In addition, the lead independent director presides over executive sessions without the presence of the non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. The role given to the lead independent director helps ensure a strong, independent and active board of directors.

Director Independence and Tenure

Under the rules of the NASDAQ Global Select Market (“NASDAQ”), where our common stock trades, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.

4	2019 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of the following non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ: Robert G. Ashe, Bruce W. Dunlevie, John R. Ferron, Thomas F. Mendoza, and Madhu Ranganathan. Our board of directors also determined each of the members of our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and NASDAQ.

In making these determinations, our board of directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis.

•

Our audit committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

•	Our nominating and corporate governance committee reviews and recommends corporate governance policies and practices to reduce the risk of wrongdoing and to promote good corporate governance.

•	Our compensation committee reviews our executive and non-executive compensation programs and practices to design compensation not to encourage unnecessary or excessive risk-taking.

Each of our committees reports to the full board of directors with respect to these matters, among others.

At periodic meetings of the board of directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the board of directors and its committees with respect to the most significant risks that could affect our business, such as legal, compliance, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

2019 Proxy Statement	5

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committee Composition

Committee

Board Member	Audit	Compensation	Nominating and Corporate Governance
Robert G. Ashe*(1)	M		C

Christopher M. Carrington

Bruce W. Dunlevie*		C

John R. Ferron*(1)	M

Thomas F. Mendoza*		M	M

Gary B. Moore

Madhu Ranganathan*(1)(2)	C		M

Richard G. Walker

Total Number of Meetings in Fiscal 2018	8	3	2

* – Independent Director M – Member C – Chair

(1) Financially Sophisticated under NASDAQ rules

(2) Audit Committee Financial Expert as defined under SEC rules

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes and each committee member meets the financial literacy requirements under applicable rules and regulations of the SEC and NASDAQ.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent)* Madhu Ranganathan (Chair) Robert G. Ashe John R. Ferron

* Each of our audit committee members is “Financially Sophisticated” under NASDAQ rules. Ms. Ranganathan is our Audit Committee Financial Expert under SEC rules

Our audit committee is responsible for, among other things:

•	evaluating our independent registered public accounting firm’s qualifications, independence and performance and approving the audit and non-audit services performed by our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing our interim and year-end operating results with management and the independent auditors;

•	preparing the audit committee report that the SEC requires in our annual proxy statement; and

•	reviewing annually the audit committee charter and the committee’s performance.

Compensation Committee

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees and each committee member meets the definition of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended and also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Bruce W. Dunlevie (Chair) Thomas F. Mendoza

6	2019 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our compensation committee is responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs, including the approval of stock grants;

•

reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change of control arrangements and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement;

•	administering, reviewing and making recommendations with respect to our equity compensation plans; and

•	reviewing annually the compensation committee charter and the committee’s performance.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of director and executive compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Robert G. Ashe (Chair) Thomas F. Mendoza Madhu Ranganathan

Our nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of our board of directors and its committees;

•	establishing procedures for the submission of candidates for election to our board of directors (including recommendations by stockholders of the Company);

•	establishing procedures for identifying and evaluating nominees for director;

•	creating a succession plan in the event of key executive departures;

•	assessing the performance of members of our board of directors and making recommendations regarding committee and chair assignments; and

•	recommending desired qualifications for board membership and conducting searches for potential board members.

2018 Board Meetings

During 2018, our board of directors met nine times. Each of our incumbent directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the time he or she was a member of such committee in 2018.

Executive Sessions of Independent Directors

Independent members of our board of directors convene executive sessions without the presence of our non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. Messrs. Moore and Walker do not, and Mr. Carrington did not participate in such sessions in 2018 during the period in which each of them served as executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Dunlevie, Mendoza, Moore, Reynolds, and Walker served as members of our compensation committee during 2018. Messrs. Moore and Walker resigned from the compensation committee upon becoming executive

2019 Proxy Statement	7

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

officers of the Company. None of the members of our compensation committee is, or was during 2018, an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Accordingly, we adopted a Code of Business Conduct and Ethics that applies to our board of directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our Code of Business Conduct and Ethics is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. We will disclose on our website any amendments to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or NASDAQ.

Considerations in Identifying and Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board of directors and its respective committees;

•

factors such as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments and the like, without assigning any particular weighting or priority to any of these factors;

•

diversity of skills, backgrounds, experience, age, gender, sexual orientation and identification, cultural and ethnic composition of the board of directors and the candidate, and historically under-represented groups that are most appropriate to the Company’s long-term business needs; and

•	other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board of directors;

•	the ability to assist and support management and make significant contributions to our success; and

•

an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, board of directors or management.

8	2019 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors.

It is our nominating and corporate governance committee’s policy to consider candidates recommended by such stockholders in the same manner as candidates recommended to the committee from other sources. See “Shareholder Proposals – Director Candidate Recommendations and Director Candidate Nominations.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. The 2018 annual meeting of Stockholders was attended by Messrs. Moore and Carrington.

2019 Proxy Statement	9

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Compensation Committee is currently evaluating our director compensation program.

Under our current program, our non-employee directors receive the following cash compensation for board service:

Cash Compensation
Non-Employee Directors	$20,000 Annual Cash Retainer
Lead Independent Director	–
Audit or Compensation Committees	$25,000 annual Chairmanship retainer; $17,500 annual membership retainer
Nominating and Governance Committee	$10,000 annual Chairmanship retainer; $7,500 annual membership retainer

In addition, we reimburse non-employee directors for travel, lodging, and other reasonable expenses incurred in connection with their attendance at board or committee meetings.

In May 2018, pursuant to our then-current non-employee director compensation program, we granted 35,366 restricted stock units (RSUs) to each of our non-employee directors (at that time, Messrs. Ashe, Dunlevie, Mendoza, Moore, Reynolds, and Walker and Ms. Ranganathan). These RSU grants have a one-year vesting schedule, and were calculated based on $135,000 in value based on the 90-day average share price prior to the 2018 annual meeting.

In January 2019, we granted 75,000 RSUs and 25,000 options to purchase our common stock to John Ferron upon his joining the board of directors. These grants each have a two-year vesting schedule.

The 2011 Equity Incentive Plan provides that in the event we merge with or into another corporation or undergo a change of control, as defined in the 2011 Equity Incentive Plan, the successor corporation or its parent or subsidiary may assume or substitute an equivalent award for each outstanding award under the 2011 Equity Incentive Plan. If there is no assumption or substitution of the outstanding award, or if the director is terminated or asked to resign by the successor corporation, then all outstanding but unvested awards will become fully vested and exercisable.

10	2019 Proxy Statement

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

2018 Director Compensation

The following table sets forth information regarding compensation paid or accrued for services rendered to us by our non-employee directors during the year ended December 31, 2018. Because Messrs. Moore, Walker, and Carrington served as employee directors during part of 2018, their compensation, including compensation received as non-employee directors, is included in the Executive Compensation section of this proxy statement. See “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)		Total($)
Robert G. Ashe	47,500	141,464	(2)	188,964
Bruce W. Dunlevie	26,375	141,464	(2)	167,839
Thomas F. Mendoza	45,000	141,464	(2)	186,464
Madhu Ranganathan	48,125	141,464	(2)	189,589
Barry D. Reynolds(3)	26,250	141,464	(2)	167,714

(1)

The amount in this column reflects the grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amount does not necessarily correspond to the actual value recognized by the non-employee director. The assumptions used in the valuation of this award are consistent with the valuation methodologies specified in the notes to our consolidated financial statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

These amounts are represented by awards of RSUs made on May 16, 2018, all of which vest on May 16, 2019, provided that the applicable director continues to serve on our board of directors as of such vesting date.

(3)	Mr. Reynolds resigned from our board of directors in August 2018 and as a result, his unvested restricted stock units were forfeited.

The aggregate number of shares subject to outstanding stock options and restricted stock units at December 31, 2018 for each non-employee director was as follows:

Name (1)	Aggregate Number of Stock Options Outstanding as of December 31, 2018		Aggregate Number of Stock Awards Outstanding as of December 31, 2018
Robert G. Ashe	75,000	(2)	35,366	(3)
Bruce W. Dunlevie	–		35,366	(3)
Thomas F. Mendoza	–		35,366	(3)
Madhu Ranganathan	–		99,900	(4)
Barry D. Reynolds	–	(5)	–	(5)

(1)

Because Messrs. Moore and Walker served as employee directors during part of 2018, the aggregate number of shares subject to outstanding stock options and restricted stock units at December 31, 2018 that they received as non-employee directors, is included in the Executive Compensation section of this proxy statement. See “Outstanding Equity Awards at Fiscal Year End.”

(2)	Stock options are fully vested and immediately exercisable.
(3)	All of the restricted stock units vest on May 16, 2019, provided that the applicable director continues to serve on our board of directors as of such vesting date.
(4)

Consists of 35,366 restricted stock units that vest on May 16, 2019, and 64,534 restricted stock units that vest in two equal annual installments on October 9, 2019 and October 9, 2020, provided that Ms. Ranganathan continues to serve on our board of directors as of such vesting dates.

(5)	As reported by Mr. Reynolds to the Company as of March 1, 2019.

2019 Proxy Statement	11

  PROPOSAL NUMBER 1

PROPOSAL NUMBER 1 Election Of Directors

Board Structure

Our board of directors is currently composed of eight members, who serve one-year terms.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. Our majority voting standard includes a policy that if a director nominee does not receive majority support of the votes cast, his or her resignation will be automatically submitted to the board of directors for their consideration. The board of directors may then, in its discretion, determine whether to accept or reject such resignation.

Information Regarding our Directors

Our nominating and corporate governance committee recommended, and our board of directors nominated, Robert G. Ashe, Bruce W. Dunlevie, John R. Ferron, Thomas F. Mendoza, Gary B. Moore, Madhu Ranganathan and Richard G. Walker as nominees for election as directors at the 2019 annual meeting to hold office for a one-year term until our annual meeting of stockholders to be held in 2020. Mr. Carrington has not been nominated for re-election at our annual meeting.

Messrs. Ashe, Dunlevie, Ferron, Mendoza, Moore and Walker, and Ms. Ranganathan have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event one of the nominees is unable or declines to serve as a director at the time of the 2019 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

The following table sets forth the names, ages and positions of our directors as of March 13, 2019:

Robert G. Ashe

Independent Director Director, ServiceSource International, Inc. Age: 59 Director since 2013 Nominating & Corporate Governance Committee (Chair) Audit Committee

Robert G. Ashe has served as a member of our board of directors since March 2013. Mr. Ashe was most recently General Manager of Business Analytics at IBM, a position from which he retired in January 2012. Mr. Ashe worked at IBM from 2008 until his retirement. Prior to that, from 2004 to 2008, Mr. Ashe was President, Chief Executive Officer and Director of Cognos, a business intelligence and performance management company. He worked at Cognos from 1984 until 2008 when Cognos was acquired by IBM, holding various executive positions, including Chief Financial Officer. He currently serves on the boards of directors of MSCI Inc. (NYSE: MSCI), a provider of investment decision support tools and Shopify Inc. (NYSE: SHOP), an eCommerce company. Mr. Ashe also served on the board of directors of Halogen Software, Inc. (TSX: HGN) until May 2017, when it was acquired by Saba Software, Inc. Mr. Ashe is also a Chartered Accountant in Canada.

Board Skills and Qualifications

We believe that Mr. Ashe possesses specific attributes that qualify him to serve on our board of directors. In particular, he is an industry veteran with extensive experience in the technology sector and has intimate knowledge of how to grow innovative and market-leading businesses. Mr. Ashe also brings valuable operational expertise as the former chief executive officer and chief financial officer of a successful technology company. His experience as an accountant and as a chief financial officer of a public company contribute to the board of directors’ determination that he is Financially Sophisticated under NASDAQ rules and qualifies Mr. Ashe to serve as a member of our audit committee.

12	2019 Proxy Statement

  PROPOSAL NUMBER 1

Christopher M. Carrington

Director Director, ServiceSource International, Inc. Age: 57 Director since 2014

Christopher M. Carrington has served as member of our board of directors since December 2014. Mr. Carrington also served as our Chief Executive Officer from December 2014 to December 2018. Prior to joining us, Mr. Carrington served as Executive Vice President, Global Delivery, at Sykes Enterprises Incorporated, a business process outsourcing services and IT-enabled services company, from September 2012 to June 2014. From July 2006 to September 2012, Mr. Carrington served as President, Chief Executive Officer and a director of Alpine Access, Inc., a privately held company, which was acquired by Sykes Enterprises Incorporated in August 2012.

Board Skills and Qualifications

We believe that Mr. Carrington possesses specific attributes that qualify him to serve as a member of our board of directors, including his substantial operational and business strategy expertise gained from serving as an executive officer in the technology and services industries.

Bruce W. Dunlevie

Lead Independent Director General Partner, Benchmark Capital Age: 62 Director since 2004 Compensation Committee (Chair)

Bruce W. Dunlevie has served as a member of our board of directors since December 2004. Since May 1995, Mr. Dunlevie has been a General Partner of Benchmark Capital, a venture capital firm. He previously served as a member of the board of directors of Marin Software Incorporated (NYSE: MRIN), an online advertising management company from March 2008 until February 2017, and also served as a member of the board of directors of Rambus Inc. (NASDAQ: RMBS), a technology licensing company, from March 1990 to June 2011.

Board Skills and Qualifications

We believe that Mr. Dunlevie possesses specific attributes that qualify him to serve as a member of our board of directors. In particular, Mr. Dunlevie is a longstanding member of our board of directors with a deep understanding of our business and our customer base, and he has extensive experience as an investor in technology companies on behalf of Benchmark Capital. Mr. Dunlevie brings the experience of having served on the board of several other technology companies. In addition, his professional network has given us access to numerous prospective customers.

2019 Proxy Statement	13

  PROPOSAL NUMBER 1

John R. Ferron

Independent Director Chief Executive Officer, Resolve Systems Age: 54 Director since 2019 Audit Committee

John R. Ferron joined our board of directors in January 2019. He is an executive leader, board member, and operating advisor with more than 30 years of experience in the technology industry, including IT and security-related infrastructure software, semiconductors, computing and storage, and video conferencing. Mr. Ferron has served as Chief Executive Officer and board member since July 2018 for Resolve Systems, an enterprise-wide automation and orchestration platform for IT, network and security incident resolution and a portfolio company of Insight Venture Partners. Previous to Resolve, Mr. Ferron spent more than a decade as an operating advisor with Clearlake Capital Group, L.P., a leading private investment firm, where he served as an executive for several Clearlake portfolio companies, including serving from February 2017 to June 2018 as Executive Chairman at Ivanti, an IT service management software vendor formed by the $1.6 billion merger of LANDesk and Heat Software, where Ferron served as Chief Executive Officer from January 2016 to February 2018. Mr. Ferron also served from October 2014 to January 2016 as President and Chief Executive Officer at NetMotion Software, a Clearlake mobile performance management software vendor that was sold to Carlyle Group in 2016. From April 2008 to September 2014, he served as President and Chief Executive Officer of Purple Communications, a leading technology-enabled professional interpreting and communication assistance services provider formed by the merger of five companies under Mr. Ferron’s leadership. Earlier in his career, he spent more than 15 years in senior finance leadership roles at companies including Kinetics Holding Corporation, Compaq Computer, and Science Applications International Corporation. In addition to ServiceSource, Mr. Ferron also serves on the board of directors for Resolve Systems, Ivanti, and Provation Medical. He holds a Master of Science in Tax and Financial Planning from San Diego State University and a Bachelor of Science in Business Management from Northern Arizona University.

Board Skills and Qualifications

We believe that Mr. Ferron possesses specific attributes that qualify him to serve as a member of our board of directors. In particular, Mr. Ferron has experience as Chief Executive Officer, and he has extensive experience running technology service companies on behalf of Clearlake Capital Group. Mr. Ferron also has experience in mergers and acquisitions at several other technology companies which experiences contribute to the board of directors’ determination that he is Financially Sophisticated under NASDAQ rules.

Thomas F. Mendoza

Independent Director Vice Chairman of NetApp, Inc. Age: 68 Director since 2011 Compensation Committee Nominating & Corporate Governance Committee

Thomas F. Mendoza has served as a member of our board of directors since March 2011. Since March 2008, Mr. Mendoza has served as vice chairman of NetApp, Inc., a storage and data management solutions provider. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to October 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales. He has also served as a member of the board of directors of Varonis Systems, Inc. (NASDAQ: VRNS), a data software provider, since June 2015. Mr. Mendoza has also served as a director of many other technology companies.

Board Skills and Qualifications

We believe that Mr. Mendoza has specific attributes that qualify him to serve as a member of our board of directors, including a strong mix of operational experience and deep understanding of the technology industry that adds to our board of directors’ collective level of expertise, skill and qualifications. In particular, he brings to our board of directors over thirty years of operational experience he gained from holding various executive positions at technology companies, including a publicly traded company. Mr. Mendoza also brings an important customer perspective to our board of directors as the vice chairman of one of our largest customers.

14	2019 Proxy Statement

  PROPOSAL NUMBER 1

Gary B. Moore

Chairman and Chief Executive Officer, ServiceSource International, Inc. Age: 69 Director since 2016

Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and COO of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Moore was named the first COO in Cisco’s history in 2011, and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Moore was President and CEO of Netigy, a network consulting business. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and CEO during its initial three years of operations. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to our board of directors, Moore also serves on the board for Finjan Holdings, Inc. (NASDAQ: FNJN) and on KLA-Tencor Corporation’s (NASDAQ: KLAC) board as a member of the compensation committee. His past board involvement includes VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Board Skills and Qualifications

We believe that Mr. Moore possesses several unique attributes that qualify him to serve as a member of our board of directors, including his leadership experience with one of our largest customers as well as his years of experience with business process outsourcing and IT-enabled services companies, which provide unique insights into our business and overall market trends. In addition, Mr. Moore’s financial and accounting expertise qualified him to serve as a member of our audit committee during 2018 prior to his appointment as our Chief Executive Officer.

2019 Proxy Statement	15

  PROPOSAL NUMBER 1

Madhu Ranganathan

Independent Director Chief Financial Officer and Executive Vice President, OpenText Corporation Age: 54 Director since 2017 Audit Committee (Chair) Nominating & Corporate Governance Committee

Madhu Ranganathan has served as a member of our board of directors since October 2017. Since April 2018, she has served as the Chief Financial Officer and Executive Vice President of OpenText Corporation (NASDAQ: OTEX, TSX: OTEX), a leading enterprise information management company. Through March 2018, Ms. Ranganathan served as the Global Chief Financial Officer of [24]7, a software and services company that uses artificial intelligence and machine learning to dramatically improve customer experiences. Prior to joining [24]7 in 2008, Ms. Ranganathan held executive leadership roles including serving as Chief Financial Officer of Rackable Systems, a server and storage company, which merged with Silicon Graphics International Corp. (NASDAQ: SGI) and is now part of Hewlett Packard Enterprises. Prior to Rackable, she served as Vice President and Corporate Controller at Redback Networks (now part of Ericsson), an advanced networking equipment company. Ms. Ranganathan also led finance operations at emerging growth companies, Jamcracker, a services platform, and BackWeb Technologies, an e-Business software provider, including during its successful IPO. Earlier in her career, she was in public accounting with PriceWaterhouse Coopers LLP. Ms. Ranganathan currently serves on the board of directors of Watermark. She is a Chartered Accountant from India, Certified Public Accountant in California and holds an M.B.A. in Finance from the University of Massachusetts.

Board Skills and Qualifications

We believe that Ms. Ranganathan possesses specific attributes that qualify her to serve as a member of our board of directors. In particular, she brings over 20 years of financial, operational and business strength, along with “Big 4” public accounting experience to the Company, which contribute to the board of directors’ determination that she is an Audit Committee Expert under SEC rules and Financially Sophisticated under NASDAQ rules, and qualifies Ms. Ranganathan to serve as a member of our audit committee. She also brings deep financial and operational expertise to our board of directors.

Richard G. Walker

Chief Financial Officer, ServiceSource International, Inc. Age: 55 Director since 2017

Richard G. Walker has served as our Chief Financial Officer since November 2018 and as a member of our board of directors since October 2017. In October 2016, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President – Strategy and Corporate Development for Ascent Capital Group, Inc. (NASDAQ: ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (NASDAQ: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Cherry Hills Country Club. Mr. Walker holds a B.A. in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Andersen. He also obtained his M.B.A. from the University of Denver Daniels College of Business.

Board Skills and Qualifications

We believe that Mr. Walker possesses specific attributes that qualify him to serve as a member of our board of directors. His years of experience in finance, strategy and operational execution and in his board leadership position provide Mr. Walker with a unique perspective on our business and competitive opportunities.

16	2019 Proxy Statement

  PROPOSAL NUMBER 1

Required Vote

If a quorum is present, our directors will each be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will have no effect on the outcome of the election, although they will be counted for purposes of determining whether there is a quorum. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Messrs. Ashe, Dunlevie, Ferron, Mendoza, Moore, and Walker and Ms. Ranganathan.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of Robert G. Ashe, Bruce W. Dunlevie, John R. Ferron, Thomas F. Mendoza, Gary B. Moore, Madhu Ranganathan, and Richard G. Walker as director.

2019 Proxy Statement	17

  PROPOSAL NUMBER 2

PROPOSAL NUMBER 2 Vote to Authorize the Board of Directors, in its Discretion, to Amend Our Certificate of Incorporation to Effect a Reverse Stock Split in a Ratio of Not Less Than One-for-Four and Not More than One-for-Six, to be Determined by the Board of Directors

Background

On February 27, 2019, our board of directors unanimously approved, and recommended that our stockholders approve, a proposal to authorize the board of directors, in its discretion, to amend our Certificate of Incorporation, as amended (the “Certificate Amendment”) to effect a reverse stock split at a ratio of not less than one-for-four and not more than one-for-six, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split”). The final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split is to be determined by the board of directors, in its sole discretion.

If the stockholders approve the Reverse Stock Split, and the board of directors decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the board of directors that will be specified in the Certificate Amendment (the “Effective Time”). If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the annual meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for minor changes that may result from the treatment of fractional shares, as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock. Outstanding shares of common stock resulting from the Reverse Stock Split will remain fully paid and non-assessable.

The text of the proposed Certificate Amendment to effect the Reverse Stock Split is included as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the one-for-four to one-for-six range, would be determined by our board of directors, in its sole discretion, and publicly announced by us prior to the Effective Time. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	NASDAQ’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

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  PROPOSAL NUMBER 2

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

The board of directors believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock, and, importantly, would enable the common stock to continue to be listed on the NASDAQ Global Select Market, the listing rules of which require that the minimum bid price for our common stock equal or exceed $1.00 per share. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock, potentially increasing trading volume and liquidity of our common stock. The Reverse Stock Split could also help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

The board of directors (or any authorized committee of the board of directors) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Procedure for Effecting Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the board of directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the board of directors will determine the exact timing of the filing of the Certificate Amendment. We will then file the Certificate Amendment, the form of which is attached hereto as Appendix A, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board of directors deems necessary and advisable to effect the Reverse Stock Split.

All shares of our common stock that were issued and outstanding immediately prior to the Effective Time would automatically be converted into new shares of our common stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the board of directors decides to implement a one-for-six Reverse Stock Split of common stock, then a stockholder holding 6,000 shares of common stock before the Reverse Stock Split would instead hold 1,000 shares of common stock immediately after the reverse stock split . If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the annual meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record at the Effective Time would receive a letter from our transfer agent asking them to return the outstanding certificates representing pre-split shares of common stock, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Beginning after the effectiveness of the Reverse Stock Split, each certificate representing shares of pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by our board of directors.

2019 Proxy Statement	19

  PROPOSAL NUMBER 2

Common Stock

With the exception of the number of shares issued and outstanding and any adjustment that may occur due to the provisions for the treatment of fractional shares, the rights and preferences of outstanding shares of common stock prior and subsequent to the Reverse Stock Split would remain the same. Holders of the Company’s common stock would continue to have no preemptive rights. Following the Reverse Stock Split, each full share of the Company’s common stock resulting from the Reverse Stock Split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our common stock immediately prior to the Reverse Stock Split. Following the Reverse Stock Split, our common stock will continue to be listed on The Nasdaq Global Select Market, under the symbol “SREV,” although it would receive a new CUSIP number.

The table below shows the possible Reverse Stock Split ratios, together with the implied number of issued and outstanding shares of common stock resulting from a Reverse Stock Split in accordance with such ratio and the effects on our remaining authorized shares of common stock , for illustrative purposes, based on 93,038,726 shares of our common stock issued and outstanding as of March 13, 2019.

		After Reverse Stock Split

	Before Reverse Stock Split	1-for-4	1-for-5	1-for-6
Common Stock Authorized	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Common Stock Outstanding	93,038,726	23,259,682	18,607,745	15,506,454
Treasury Stock Outstanding	121,000	30,250	24,200	20,167
Common Stock Underlying Options and Warrants	9,416,457	2,354,114	1,883,291	1,569,410
Common Stock Available for Grant under Company Stock Plans	19,600,525	4,900,131	3,920,105	3,266,754
Total Common Stock Authorized but Unreserved	897,423,817	974,355,954	979,484,764	982,903,969

As reflected in the table above, the Reverse Stock Split will have the effect of significantly increasing the number of authorized but unissued shares of common stock in proportion to the number of outstanding shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 1,000,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for issuance will be increased. These shares may be used by us for various purposes in the future without further stockholder approval (subject to NASDAQ listing rules), including, among other things, financings, strategic partnering arrangements or the acquisitions of assets or businesses, although we currently have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on 2011 Equity Incentive Plan and Outstanding Equity Awards

If the Reverse Stock Split is implemented, the number and type of shares subject to the 2011 Equity Incentive Plan and outstanding awards and/or unexercised options exercisable for shares of common stock shall be adjusted by the Compensation Committee of the board of directors.

Accounting Matters

As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split common stock to any stockholder who would have been entitled

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  PROPOSAL NUMBER 2

to receive a fractional share of common stock as a result of the Reverse Stock Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.

The Reverse Stock Split may result in or contribute towards an ownership change under Section 382 of the Code.

If the Company were to undergo an ownership change under Section 382 of the Code, the Company’s ability to use its net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change will be significantly limited. In general, an “ownership change” under Section 382 of the Code occurs with respect to the Company if, over a rolling three-year period, the Company’s “5-percent shareholders” increase their aggregate stock ownership by more than 50 percentage points over their lowest stock ownership during the rolling three-year period. Although we do not expect the Reverse Stock Split to result in an ownership change with respect to the Company, because we do not know the number of Company stockholders that may become “5-percent shareholders” as a result of the Reverse Stock Split, it is uncertain at this time whether the Reverse Stock Split will result in an ownership change or the extent to which the Reverse Stock Split may contribute towards an ownership change over the rolling three year period following the Reverse Stock Split.

The Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not generate additional investor interest.

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the common stock may not necessarily improve.

The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of the common stock.

Although the board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of

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  PROPOSAL NUMBER 2

common stock could encourage interest in the common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 1,000,000,000 after the Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company; rather, shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or NASDAQ rules. The Certificate Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

No Going Private Transaction

The board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who

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  PROPOSAL NUMBER 2

hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their own tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to U.S. Holders

Subject to the discussion below regarding the receipt of a fractional share, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (increased by the amount of gain or income recognized, if any, attributable to the rounding up of a fractional share, as discussed below). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor (except with respect to any fractional share of our common stock received, as discussed below). U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period from shares of common stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Each fractional share issued pursuant to the Reverse Stock Split that is attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for U.S. federal income tax purposes as a disproportionate distribution. If so treated, a U.S. Holder that receives a fractional share of our common stock attributable to the rounding up of a fractional share to the nearest whole number of shares should recognize dividend income in an amount equal to the fair market value of such fractional share to the extent of the Company’s current or accumulated earnings and profits, and to the extent that any portion of the distribution exceeds such current or accumulated earnings and profits, such portion will be treated as a return of tax basis and thereafter as gain from the sale or exchange. A U.S. Holder’s holding period in any such fractional share commences on the effective date of the Reverse Stock Split.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Reservation of Right to Abandon Reverse Stock Split

The board of directors reserves the right to not file the Certificate Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate Amendment with the Secretary of the State of the State of Delaware, even if this proposal is approved by our stockholders at the annual meeting. By voting in favor of this proposal, you are expressly also authorizing the board of directors to delay, not proceed with, or abandon, the proposed Certificate Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

2019 Proxy Statement	23

  PROPOSAL NUMBER 2

Required Vote

The affirmative “FOR” vote of the holders of two-thirds of the outstanding shares (assuming a quorum is present) is required for the approval of the Certificate Amendment to effect the Reverse Stock Split. Abstentions will act as a vote against the Reverse Stock Split.

Recommendation

Our board of directors unanimously recommends that you vote FOR approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

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  PROPOSAL NUMBER 3

PROPOSAL NUMBER 3 Advisory Vote on Executive Compensation

As required under Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The say-on-pay vote is advisory, and therefore not binding on us or our compensation committee or board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

The advisory say-on-pay vote historically has been held annually, and the Company anticipates that the next advisory say-on-pay vote will occur at the 2020 annual meeting.

Information about our executive compensation practices and philosophy as well as our 2018 executive compensation is included in the “Executive Compensation” section of this proxy statement.

Compensation Philosophy and Programs

Our executive compensation programs are designed to attract, retain and motivate top-level executive talent and to provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography. Through our compensation programs, we strive to create a culture in which executive compensation aligns with our business model by rewarding our executives for results that benefit us, our customers and our stockholders. In line with our overall pay-for-performance philosophy, our practice has been to make a significant portion of an executive’s total compensation performance-based, so that the executive will be rewarded through bonuses and equity if we perform well in the near term and over time.

Please refer to the “Executive Compensation – Compensation Discussion and Analysis” section for a detailed discussion of out executive compensation practices and philosophy.

Our board of directors believes that our current executive compensation program has been effective at aligning the interests of our named executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion in the Company’s proxy statement, is hereby APPROVED.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2018. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 3.

Recommendation

Our board of directors recommends a vote FOR, on an advisory basis, the approval of the compensation of each named executive officer, as disclosed in this proxy statement.

2019 Proxy Statement	25

  PROPOSAL NUMBER 4

PROPOSAL NUMBER 4 Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019.

Notwithstanding the audit committee’s selection of Ernst & Young LLP – and even if our stockholders ratify the selection – our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and in the best interests of our stockholders. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 4.

Recommendation

Our board of directors recommends a vote FOR the ratification of the selection of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

* * * * *

Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP for the years ended December 31, 2018 and December 31, 2017.

	2018	2017
Audit fees(1)	$1,282,939	$1,537,279
Audit-related fees(2)	—	—
Tax fees(3)	230,047	171,976
All other fees(4)	3,600	—

Total fees	$1,516,586	$1,709,255

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory audit and regulatory filings or engagements.

(2)	Consists of fees billed for professional services rendered for consultations concerning financial accounting and reporting standards.

(3)	Consists of fees billed for professional services for tax compliance and tax advice.

(4)	Consists of subscriptions for a proprietary reference library.

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  PROPOSAL NUMBER 4

Pre-Approval of Audit and Non-Audit Services

Our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

Report of the Audit Committee

The audit committee assists the board of directors in fulfilling its oversight responsibility over our financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare our financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing our financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, our financial condition, results of operations and cash flows. However, the audit committee does review and discuss the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of our financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm to review our audited 2018 consolidated financial statements (including the quality of our accounting principles). Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2018 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has discussed with the independent accountant the independent accountant’s independence from us and our management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, our audited consolidated financial statements for the year ended December 31, 2018 for filing with the Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Members of the Audit Committee

Madhu Ranganathan (Chair)

Robert G. Ashe

John R. Ferron

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Audit Committee by reference therein.

2019 Proxy Statement	27

  EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with us, and other biographical information as of March 13, 2019, are set forth below. There are no family relationships among any of our directors or executive officers.

Gary B. Moore

Chief Executive Officer Age: 69	Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and COO of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Moore was named the first COO in Cisco’s history in 2011, and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Moore was President and CEO of Netigy, a network consulting business. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and CEO during its initial three years of operations. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to the ServiceSource Board of Directors, Moore also serves on the board for Finjan Holdings, Inc. (NASDAQ: FNJN) and on KLA-Tencor Corporation’s (NASDAQ: KLAC) board as a member of the compensation committee. His past board involvement includes VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Deborah A. Dunnam

Chief Operating Officer Age: 60	Deborah A. Dunnam has served as our Chief Operating Officer since November 2018 and as an Executive Vice President of the company since September 2018. She works across all functions in the organization to optimize and digitally transform the company’s solution set, service delivery model and client outcomes. Ms. Dunnam brings more than 35 years of domain expertise leading digital customer engagement, innovation, and transformation initiatives for cloud and software market leaders. From January 2016 to June 2018, she served as Corporate Vice President, Inside Sales, at Microsoft, leading the formation of a consultative digital sales capability for Microsoft across commercial segments, geographies and product lines. Ms. Dunnam’s approach leveraged leading-edge technology, world-class infrastructure, and a highly-trained specialist salesforce to create trusted partnerships with customers throughout their digital transformation journey. Prior to her role at Microsoft, Ms. Dunnam spent nearly a decade in various senior leadership roles at Cisco Systems, most recently as Senior Vice President, Worldwide Service Sales and Global Customer Success, from March 2012 to December 2015, where she oversaw a $12 billion organization. Previous to Cisco, Ms. Dunnam held Vice President roles at Dell Technologies, Hewlett Packard Enterprise and StayWell Health Management. She holds a B.B.A. in management from Northwood University.

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  EXECUTIVE OFFICERS

Richard G. Walker

Chief Financial Officer Age: 55	Richard G. Walker has served as our Chief Financial Officer since November 2018 and as a member of our board of directors since October 2017. In October 2016, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President – Strategy and Corporate Development for Ascent Capital Group, Inc. (NASDAQ: ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (NASDAQ: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Cherry Hills Country Club. Mr. Walker holds a B.A. in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Andersen. He also obtained his M.B.A. from the University of Denver Daniels College of Business.

2019 Proxy Statement	29

  EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer (collectively referred to as our “named executive officers”) during 2018. Our named executive officers for 2018 are:

Name	Title
Gary B. Moore	Chief Executive Officer
Deborah A. Dunnam	Chief Operating Officer
Richard G. Walker	Chief Financial Officer
Christopher M. Carrington	Former Chief Executive Officer
Brian J. Delaney	Former Chief Operating Officer
Robert N. Pinkerton	Former Chief Financial Officer

This Compensation Discussion and Analysis is organized as follows:

The following discussion and analysis of compensation arrangements of our named executive officers for 2018 should be read together with the compensation tables and related disclosures presented below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Objectives and Principles of Our Executive Compensation

Our compensation philosophy is based on the following objectives and principles:

•	attract, retain and motivate top-level executive talent;

•	provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography;

•	create a culture in which executive compensation aligns with our overall philosophy and business model;

•	maintain simplicity, transparency and ease of administration; and

•	provide long-term, performance-based, equity incentive compensation to align the interests of our management team with those of our stockholders.

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  EXECUTIVE COMPENSATION

2018 Compensation and Corporate Governance Highlights

We endeavor to maintain strong governance standards in our executive compensation related policies and practices. Below is a summary of key executive compensation and corporate governance practices in place during 2018. Following that is a summary of certain other practices that, because we have not considered them to effectively drive long-term stockholder value, we have not implemented.

What We Do

✓	Tie pay to performance, with each named executive officer’s target annual cash compensation tied to pre-established corporate performance metrics.

✓	Utilize the services of an independent compensation consultant retained directly by the compensation committee that does not perform other services for the Company.

✓	Maintain stock ownership guidelines for all directors, named executive officers and Section 16 officers.

✓	In connection with a change of control of the Company, with respect to Ms. Dunnam and Mr. Walker, require a “double trigger” severance event (both a qualifying termination of employment in addition to a change of control of the Company) before accelerated vesting or other change of control severance benefits would be triggered for these named executive officers.

What We Do Not Do

✗	Provide severance payments to our Chief Executive Officer, Mr. Moore, other than in connection with a change of control of the Company.

✗	Provide pension arrangements or retirement plans other than our 401(k) plan to our executive officers.

✗	Provide for excise tax gross-ups related to change of control-related compensation.

✗	Permit our executive officers or directors to engage in hedging or pledging of our securities.

✗	Routinely provide our executive officers perquisites that are not generally available to all of our employees.

Compensation Decision Process

Role of the Board of Directors and Compensation Committee. The role of our compensation committee is to oversee our executive plans and policies, administer our equity plans and approve all compensation for our named executive officers. For a description of the composition of our compensation committee, see “Corporate Governance and Board of Directors – Board Committees – Compensation Committee.”

Role of Executive Officers. Our compensation committee generally seeks input from our Chief Executive Officer and our Head of Global Human Resources when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Head of Global Human Resources has the responsibility of advising the compensation committee and coordinating with any third-party compensation advisors. The compensation committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications, and with our General Counsel who advises on legal matters, regarding our various compensation programs. None of our named executive officers participates in deliberations regarding his or her own compensation. Our compensation committee charter also specifies that our compensation committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

Role of Compensation Advisors. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2018, the Company retained Semler Brossy Consulting Group LLC (“Semler Brossy”), as an independent compensation consulting firm to provide advice to the compensation committee with respect to executive compensation decisions and comparison benchmarking. Working with management, Semler Brossy met with our compensation committee and provided various recommendations. Pursuant to SEC rules, our compensation committee has assessed the independence of Semler Brossy, and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the compensation committee. Semler Brossy does not perform other services for us, and will not do so without the prior consent of the compensation committee. Our compensation committee intends periodically to review the need to independently retain a compensation consultant.

2019 Proxy Statement	31

  EXECUTIVE COMPENSATION

2018 Advisory Vote on Executive Compensation. The advisory vote on executive compensation at our 2018 annual meeting received a favorable vote of 52% of votes cast by our stockholders. The compensation committee considers both the results of the annual advisory vote and any feedback from institutional investors in making compensation decisions, and consulted with Semler Brossy in 2018 to address stockholder feedback regarding our executive compensation program in connection with our 2018 advisory vote on executive compensation. Stockholder feedback will remain an important input into the compensation committee’s work on our compensation programs. After considering the results of our 2018 advisory vote on executive compensation and Semler Brossy’s input, the compensation committee determined to revise our Corporate Incentive Plan (the “CIP”) for 2019, as well as to move away from performance-based restricted stock awards (“PSUs”) and instead use time-based vesting restricted stock units and stock options to more fully align our named executive officers’ compensation with Company performance, as more fully described below.

Benchmarking. Although we have employed certain compensation benchmarking in prior years, in 2018 our compensation committee did not analyze specific peer group data for benchmarking or comparative purposes in connection with the compensation of Messrs. Carrington, Delaney, and Pinkerton. In connection with the appointments of Messrs. Moore and Walker, and Ms. Dunnam in fourth quarter 2018, our compensation committee consulted with Semler Brossy and determined what it believed were appropriate compensation packages to attract and retain these new executive officers, which analysis included benchmarking against our peer group shown below.

In connection with the appointment of Messrs. Moore and Walker, and Ms. Dunnam, and with designing our 2019 executive compensation program, the compensation committee consulted with Semler Brossy regarding an appropriate group of peer companies with respect to executive compensation and:

•	analyzed a group of peer companies identified by our independent compensation consultant for purposes of benchmarking our levels of compensation;

•	analyzed compensation data from those peer companies as well as from other available compensation surveys; and

•	structured awards as part of the equity incentive element of our compensation program, which the compensation committee believed continued to be appropriate in form and amount.

The compensation committee considered compensation data and practices at public technology companies comparable to us with respect to size, complexity, financial performance and stage of development. These peer companies were selected at the time as they had similar financial size and valuation range relative to ServiceSource, and included industry classifications of IT Services and Professional Services.

The resulting peers used in our compensation benchmarking include the following:

ExlService Holdings	PROS Holdings, Inc.
Fluent Inc.	PRGX Global, Inc.
Harte Hanks	QuinStreet, Inc.
Model N, Inc.	TechTarget, Inc.
Perficient, Inc.	WNS (Holdings) Limited
PFSweb, Inc.	Zuora Inc.

We did not automatically tie compensation to a benchmark level for each member of our executive management team. Rather, we considered a number of individualized factors that are unique to our business, including individual performance, skill set, industry knowledge and experience, prior employment history, compensation at previous companies, recruiting efforts and negotiations, retention risk and an executive’s overall compensation level relative to his or her peers.

Our Compensation Program

The four elements of our executive compensation package are:

•	base salary,

•	variable incentive cash compensation,

•	equity-based rewards, and

•	employee-benefits programs.

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  EXECUTIVE COMPENSATION

We view these components of compensation as related in reviewing the total compensation packages of our executive officers. We determine the appropriate level for each compensation component based in part, but not exclusively, on information from analysis of third-party compensation surveys consistent with our recruiting and retention goals, our view of internal equity and consistency and overall Company and individual performance.

We compete with many other companies in seeking to attract and retain a skilled workforce, particularly companies in the technology sector. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, in line with our overall pay-for-performance philosophy of rewarding our employees for results that benefit us and our customers, the compensation committee’s practice has been to make a significant portion of an employee’s total compensation performance-based, so that the employee will be rewarded through bonuses and equity if we perform well in the near term and over time.

On-Target Earnings – Base Salary and Variable Incentive Cash Compensation

When analyzing the cash compensation of our executive leadership team, we view the total cash compensation of base salary plus the variable incentive plan compensation as the on-target earnings for each of such executive officers.

In analyzing the total cash compensation, we assume that we will meet the targets necessary for our executives to earn their on-target bonuses. We did not change our named executive officers’ target compensation opportunity in 2018. Given our age as a Company, our size and our results of operations, the competitive market for high-caliber executive talent – particularly in certain strategic roles – and the new members of our executive team, including a newly appointed Chief Operating Officer, Chief Financial Officer, and Chief Executive Officer, we believe that the on-target earnings for our named executive officers were reasonable and appropriate for 2018.

Base Salary. We establish base pay that we believe is both reasonable and competitive in relation to the market, including the benchmarking data described above. We regularly monitor competitive base pay levels and adjust base pay as appropriate. In general, a named executive officer’s base pay level should reflect the executive’s overall performance and contribution to us over time. We also seek to structure competitive base pay for our named executive officers based upon applicable market data analysis. As described below, we design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. We do not provide automatic salary increases for our executive team.

Once base pay levels are initially determined, we conduct salary reviews based upon current market data and the executive’s specific performance achievements. We also take into account salary levels for their retention effect. Salaries are also determined based on negotiations with our executive officers, in particular when we are trying to hire a new executive officer and we must be competitive. We believe this pay-for-performance approach reflects our cultural values and our business model.

The following are the effective annual base salaries for each of our named executive officers for 2016, 2017 and 2018:

Executive Officer	Effective Annual Base Salary(1)
	2016		2017	2018
Gary B. Moore	—		—	$750,000
Deborah A. Dunnam	—		—	$400,000
Richard G. Walker	—		—	$400,000
Christopher M. Carrington	$550,000	(2)	$550,000	$550,000
Brian J. Delaney	$450,000	(2)	$450,000	$450,000
Robert N. Pinkerton	$380,000	(2)	$380,000	$380,000

(1)	Reflects effective annual base salary.

(2)	Annual base salary was increased to this amount in September 2016.

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Former Executives: In third quarter 2016, in part in order to support executive management retention, we evaluated the overall market competitiveness of our executive compensation in comparison to our peer group. Based on that evaluation, we approved an increase in the base salaries of our named executive officers that took effect September 2, 2016. Our compensation committee determined that the base salaries in effect on December 31, 2016 for Messrs. Carrington, Delaney, and Pinkerton, also were appropriate levels for those three named executive officers in fiscal 2017 and 2018.

Current Executives: In consultation with our independent compensation consultant, the compensation committee determined the annual base salaries of Ms. Dunnam, Mr. Moore, and Mr. Walker in connection with their appointments to their current positions in 2018 were appropriate, taking into consideration their individual roles, responsibilities, skills and experience.

Variable Pay. Consistent with our pay-for-performance philosophy, we link a significant portion of our named executive officers’ cash compensation to individual and Company performance. We design our variable pay programs to provide reasonable and competitive earnings potential relative to our industry and geography. For our named executive officers, we have implemented our corporate incentive bonus program, or CIP, as a motivational tool to achieve and exceed individual and Company goals by paying for outstanding results. We base our variable pay programs on a formulaic assessment of our financial and other performance, as well as considering an assessment of each individual’s performance. We design our programs to avoid entitlements, and to align payouts with results based on clearly understood, objective metrics.

Our compensation committee reviews the structure and design of our variable pay plans on an annual basis, at the beginning of each year. The overall business plan and related goals of our variable pay plans are determined at the start of the year, usually in February.

Corporate Incentive Plan – 2018

In March 2018, our compensation committee approved the 2018 bonus targets under the CIP. The CIP applies to certain non-commissioned employees, including our named executive officers.

For each of the then-current named executive officers participating in the CIP in 2018, 2018 bonus targets were set as a fixed amount, which, as a percentage of base salary, ranged from 80% to 90%.

The target bonuses for our then-current named executive officers at 100% achievement in 2018 under the CIP are set forth below:

Named Executive Officer	Target 2018 CIP Bonus at 100% Achievement	Maximum 2018 CIP Bonus	Actual Bonus Paid in 2019 for 2018 Fiscal Year Performance
Gary B, Moore(1)	—	—	—
Deborah A. Dunnam(2)	—	—	—
Richard G. Walker	—	—	—
Christopher M. Carrington(3)	$495,000 (90% of base salary)	$990,000	—
Brian J. Delaney(3)	$382,500 (85% of base salary)	$765,000	—
Robert N. Pinkerton(3)	$304,000 (80% of base salary)	$608,000	—

(1)	In connection with his appointment as our Chief Executive Officer, Mr. Moore received a one-time sign-on bonus for 2018 of $150,000, which was paid in 2019.

(2)	In connection with her appointment as our Chief Operating Officer, Ms. Dunnam received a one-time sign-on bonus for 2018 of $60,000, which was paid in 2019.

(3)	Messrs. Carrington and Pinkerton resigned, and Mr. Delaney retired, during 2018, and as such, no CIP bonus payments were earned for 2018.

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Funding for the CIP bonus pool for 2018 was to be based upon our achieving two targets: Revenue and EBITDA margin. The weighting for each target was 50%, as further detailed below.

Revenue and EBITDA Targets for Corporate Incentive Plan (CIP) – 2018

Revenue Achievement (as a percentage of target)	Funding of bonus pool based on Revenue Achievement	EBITDA Achievement (as a percentage of target)	Funding of Bonus Pool based on EBITDA Achievement
106.1%	200%	210.1%	200%
103.4%	150%	*	*
102.0%	125%	131.3%	125%
Target Revenue Achievement	100%	Target EBITDA Achievement	100%
*	*	95.8%	95%
*	*	91.6%	90%
95.1%	50%	70.6%	40%
<95.1%	No payment for revenue achievement	<70.6%	No payment for EBITDA achievement
Actual Revenue Target Percentage Achievement*	97.3%	Actual EBITDA Target Percentage Achievement*	74.6%
Actual Revenue Target Payout Percentage**	—	Actual EBITDA Target Payout Percentage**	—

*	For each performance metric, if the applicable achievement falls between any of the thresholds, the funding relating to the performance metric will be determined by linear interpolation.

**

Messrs. Carrington and Pinkerton resigned, and Mr. Delaney retired, during 2018, and as a result, no CIP bonus payments were earned by our named executive officers participating in our CIP, for 2018. Because there were no payouts under the CIP for our named executive officers in 2018, we provide the revenue and EBITDA target percentage achievements in 2018 for illustrative purposes only.

Under the CIP, each named executive officer participating in the CIP would have been subject to a subjective personal modifier, as determined by our compensation committee when it would determine the achievement of the performance targets for the 2018 fiscal year.

Corporate Incentive Plan – 2019

In consultation with Semler Brossy and in connection with investor feedback, our compensation committee is restructuring the metrics for our 2019 CIP in order to further our pay-for-performance philosophy relative to our 2019 strategic plan and to position the Company for the long term. Funding for the CIP bonus pool for 2019 will be based on our achievement of three measures: revenue, EBITDA, and key operational metrics to be determined by the compensation committee.

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  EXECUTIVE COMPENSATION

For each of the named executive officers participating in the CIP, 2019 bonus targets range from 33% to 75% as a percentage of base salary. The target bonuses for our named executive officers at 100% achievement in 2019 under the CIP are set forth below:

Named Executive Officer	Target 2019 CIP Bonus at 100% Achievement
Gary B. Moore	$250,000 (33% of base salary)
Deborah A. Dunnam	$300,000 (75% of base salary)
Richard G. Walker	$300,000 (75% of base salary)

Equity-Based Awards

We design our equity programs to be both responsible and competitive in relation to the market. We monitor the market and applicable laws and regulations and adjust our equity programs as appropriate. Restricted stock units are designed to reflect and reward a high level of sustained individual performance over time, as reflected in improved overall Company value. As described in more detail below, we design equity-based compensation to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders.

Equity grants to our named executive officers are intended to ensure that equity compensation remains competitive within our industry group and geography. We consider a number of factors to determine the size of all equity grants, including competitive market factors, named executive officer performance, retention value and a review of the named executive officer’s overall compensation package. In addition, our compensation committee regularly reviews equity utilization, overhang and burn rate both as compared to prior years and as compared to our peers. Named executive officers whose skills and results we deem essential to our long-term success are eligible to receive higher equity grants. The decision to make such grants has traditionally been based on rewarding performance, consistent with our pay-for-performance philosophy, and the equity ownership of our named executive officers in relation to the market surveys, taking into account the number of vested stock options and restricted stock units that our named executive officers hold, the strategic importance of the particular executive to our business, and the overall situation of our Company. Our compensation committee makes all equity grants.

Currently, we have no policy in place that requires us to grant equity-based compensation on specified dates. Our compensation committee reviews equity compensation for incumbent executives annually.

Restricted Stock Units. In 2018, we used performance-based restricted stock units, or PSUs, as the primary vehicle for equity compensation for Messrs. Carrington, Delaney, and Pinkerton. These performance-based grants are described in more detail below. We are not planning to grant performance-based restricted stock units in 2019.

Grant of Performance-Based Restricted Stock Units – 2018

On March 19, 2018 (the “Grant Date”), our compensation committee approved a grant of PSUs to our then-current named executive officers that included performance-based achievement metrics as well as a service-based vesting schedule. The target number of PSUs subject to the grant, as well as the number of PSUs eligible to vest pursuant to the service-based vesting provision based on achievement of both performance-based achievement metrics, are set forth below.

Named Executive Officer	Target Number of PSUs*	Number of PSUs Eligible to Vest Based on 2018 Performance
Christopher M. Carrington	350,000	—	(1)
Brian J. Delaney	250,000	80,632	(2)
Robert N. Pinkerton	225,000	—	(1)

*	The target number of PSUs awarded and earned/eligible to vest pursuant to this grant are based on the achievement of the performance-based conditions described below.

(1)	Messrs. Carrington and Pinkerton resigned during 2018, and as such, they each forfeited their PSUs.

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(2)

Mr. Delaney retired during 2018 and as a result, continued to vest in his 2018 PSU award on a pro-rata basis relative to the portion of the year that he served the Company and forfeited the balance of any PSUs that otherwise might have been earned with respect to his 2018 PSU grant.

The performance-based conditions for the 2018 PSU grants are the Company’s Revenue and EBITDA performance in fiscal year 2018 as compared to the target Revenue and EBITDA approved by the board of directors, as set forth below. Half of the target number of PSUs are subject to the Revenue performance achievement, and half of the target number of PSUs are subject to the EBITDA performance achievement. The achievement of the performance targets was determined on the date the Company files its Annual Report on Form 10-K for the 2018 fiscal year.

Revenue Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)	EBITDA Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)
103.4%	150%	163.0%	150%
100.0%	100%	100.0%	100%
95.1%	50%	70.6%	50%
<95.1%	0%	<70.6%	0%
Actual Revenue Target Percentage Achievement	97.3%	Actual EBITDA Target Percentage Achievement	74.6%
Actual Revenue Target Payout Percentage*	72.2%	Actual EBITDA Target Payout Percentage*	56.8%

*

Messrs. Carrington and Pinkerton resigned during 2018, and as a result, they each forfeited their PSUs. Mr. Delaney retired during 2018 and, as a result, continued to vest in his 2018 PSU award on a pro-rata basis relative to the portion of the year that he served the Company and forfeited the balance of any PSUs that otherwise might have been earned with respect to his 2018 PSU grant.

For each performance metric, if the applicable achievement fell between any of the thresholds, the number of PSUs that became eligible to vest for such performance metric was determined by linear interpolation.

Under the service-based vesting condition, to the extent any PSUs would have been or were earned by our named executive officers in 2018, 50% of the PSUs that would have become eligible to vest would vest on March 19, 2019, and 50% of the PSUs that would have become eligible to vest would vest on March 19, 2020, which are the first and second anniversaries of the Grant Date, except as otherwise provided under certain termination and change of control provisions set forth in the 2011 Equity Incentive Plan.

Other Equity Awards – 2018

Stock Options. The majority of our stock option grants prior to 2018 were issued subject to our standard four-year vesting schedule for options. Under our historical option vesting schedule, 25% of the stock option becomes exercisable one year after a specified vesting commencement date, and then vesting occurs monthly thereafter over the remaining three-year period. On occasion, we have also granted stock options with non-standard vesting or early exercise features, mostly in case-by-case situations for candidates in high demand. In 2017 and 2018, we only issued stock options to new hires and not as part of our annual equity grants to existing executives. The compensation committee is currently evaluating our executive compensation program in 2019 and expects to consider stock options as potential part of our annual executive compensation program.

Restricted Stock Units. Restricted stock units, or RSUs, have the benefit of reducing the dilution associated with our equity compensation programs, because we are able to grant fewer shares of stock but still incent our executive officers as the values of the restricted stock units are tied to the price of the Company’s common stock and thus aligned with stockholder interests. The majority of our restricted stock units are granted subject to a four-year vesting schedule. Under the vesting schedule, the restricted stock units vest in four equal annual installments beginning on a specified vesting commencement date. The compensation committee is currently evaluating our executive compensation program in 2019 and expects to consider RSUs as potential part of our annual executive compensation program.

New Hire Equity Awards to Executive Officers. We grant equity awards of stock options and restricted stock units to our executive officers upon hire. In order to promote the long-term incentive and retention features of equity compensation, our equity grants are issued with a multi-year vesting requirement. New hire grants of

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stock options and restricted stock units are designed to attract experienced executives with established records of success and help retain them over the long term. The size of new hire grants has been evaluated by our compensation committee in light of benchmarking data, and as a result of the negotiations with potential executive officers. In connection with their appointments as our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, in 2018, we made new hire equity grants to Mr. Moore, Ms. Dunnam, and Mr. Walker as follows:

Named Executive Officer	Stock Options*	Restricted Stock Units*
Gary B. Moore	1,000,000	500,000
Deborah A. Dunnam**	500,000	275,000
Richard G. Walker	500,000	300,000

*	The vesting schedule of these awards is set forth in the “Grants of Plan-Based Awards” table.

**	Ms. Dunnam received an additional grant of 25,000 restricted stock units upon her appointment as Chief Operating Officer.

Stock Ownership Guidelines. Our stock ownership guidelines provide that all named executive officers are expected to own and retain our shares with a value that is the lower of their annual base salary or 30,000 shares of common stock or, in the case of our Chief Executive Officer, the lower of three times the value of his annual base salary or 150,000 shares of common stock. For purposes of our stock ownership guidelines, vested but unexercised stock options are credited at a fifty-percent level, so that each unexercised vested stock option is treated as one half of a share of our stock. Each individual has five years to meet these stock ownership guidelines. All named executive officers currently meet these guidelines.

Employee Benefits Programs

We provide our employees with retirement, health and welfare benefits, such as our group health insurance plans, 401(k) retirement plan, life, disability and accidental death insurance plans and our 2011 Employee Stock Purchase Plan. Those plans, which are available to all employees including our named executive officers, are designed to provide a stable array of support to our employees and their families and are not performance based. Our benefits programs are generally established and adjusted by our human resources department with approval, as necessary, from senior management, the compensation committee, or the board of directors, as appropriate.

Employment Agreements, Separation Agreements and Post-Employment Compensation

We have entered into employment agreements with our named executive officers, and these employment agreements contain severance and change of control benefits in favor of our named executive officers. These employment agreements were an integral part of the decision-making process for our named executive officers to join our Company.

We also enter into separation agreements with our named executive officers from time to time that provide for defined separation dates, specification of the continuing role of such executives prior to separation, including, in some cases, consulting services that the individual will provide to us post-separation from employment. These separation agreements typically provide for specified payment of compensation or severance benefits, and all such payments are subject to an effective release agreement from such individual.

All of these employment and separation agreements are discussed in more detail in the “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control” section below. We believe that these agreements are an important recruitment and retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value, or to assist in an orderly transition of responsibilities for those executives who leave our employment while reducing the risk of any potential disputes. The terms of these agreements were determined after review by the compensation committee of our retention and transition goals for each named executive officer, as well as analysis of market data, similar agreements established in our industry. These agreements were also the result of negotiations with the executives.

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Other Compensation Matters and Policies

Tax and Accounting Considerations. Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed under the 2017 Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our “covered employees” under Section 162(m), including our Chief Executive Officer, Chief Financial Officer, and three other highest-paid officers, in excess of $1 million will not be deductible unless it qualifies for transition relief which grandfathers compensation paid under written binding contracts in effect on November 2, 2017. We expect that equity awards granted or other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be deductible to the extent they result in compensation to certain executive officers that exceeds $1 million in any one year for any such officer. Although the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that follows our pay-for-performance philosophy.

Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A may apply to certain arrangements we enter into with our executive officers, including our change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, our intent is to design any such arrangements in a manner to avoid the application of Section 409A.

Adjustment or Recovery of Compensation. We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Compensation Risk Assessment

The compensation committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals.

Compensation Committee Report

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Bruce W. Dunlevie (Chair)

Thomas F. Mendoza

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Compensation Committee by reference therein.

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Summary Compensation Table

The following tables provide information regarding the compensation of our named executive officers during the year ended December 31, 2018.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary B. Moore(6)(7) Chief Executive Officer	2018	66,346	150,000	741,464	1,200,000	—	53,125	2,210,935
Debbie A. Dunnam(8) Chief Operating Officer	2018	123,981	60,000	904,500	600,000	—	—	1,688,481
Richard G. Walker(7)(9) Chief Financial Officer	2018	53,846	—	501,464	600,000	—	29,029	1,184,339
Christopher M. Carrington(7)(10)(11)	2018	511,924	—	1,372,000	—	—	4,307	1,888,231
Former Chief Executive Officer	2017	550,000	—	1,291,500	—	644,490	2,900	2,488,890
	2016	518,269	—	1,785,000	—	617,760	2,000	2,923,029
Brian J. Delaney(10)(12)	2018	225,000	—	980,000		—	2,000	1,207,000
Former Chief Operating Officer	2017	450,000		922,500	—	354,119	2,000	1,728,619
	2016	417,885	—	1,275,000	—	438,314	2,000	2,133,199
Robert N. Pinkerton(10)(13)	2018	328,846	—	882,000		—	2,825	1,213,671
Former Chief Financial Officer	2017	380,000		830,250	—	281,808	2,900	1,494,958
	2016	361,154	—	1,147,500	—	345,429	2,000	1,856,083

(1)

The amounts reported above are based on bi-weekly pay schedule paid one week in arrears. This column includes one week of 2018 earnings which were paid in 2019 in the amounts of $14,423 for Mr. Moore, $7,692 for Ms. Dunnam, and $7,692 for Mr. Walker. This column excludes one week of 2017 earnings which were paid in 2018 in the amounts of $10,577 for Mr. Carrington, $8,654 for Mr. Delaney, and $7,308 for Mr. Pinkerton. Excludes amounts earned in 2016 but paid in 2017 for one week of pay in the amounts of $7,692 for Mr. Carrington, $6,154 for Mr. Delaney, and $5,385 for Mr. Pinkerton.

(2)	The amounts reported in this column represent cash bonuses paid to Mr. Moore and Ms. Dunnam in connection with their appointments in 2018. Such bonuses were paid in January 2019.

(3)

The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. With respect to Mr. Moore and Mr. Walker, this amount includes restricted stock units with a grant date fair value of $141,464, for service as a non-employee director prior to their appointments as Chief Executive Officer and Chief Financial Officer, respectively.

(4)

For 2017, the amounts in this column represent payments under the CIP earned with respect to 2017 and paid in March 2018. For 2016, the amounts in this column represent payments under the CIP earned with respect to 2016 and paid in March 2017.

(5)

With respect to Mr. Moore and Mr. Walker, this amount includes $53,125 and $28,917, respectively, in cash for service as a non-employee director prior to their appointments as Chief Executive Officer and Chief Financial Officer, respectively. With respect to Mr. Carrington, this amount includes $1,444 in cash for service as a non-employee director after his resignation as Chief Executive Officer. For all of the named executive officers, includes, as applicable, matching contributions made by us with respect to the named executive officer’s Health Savings Account (“HSA”) and 401(k) contributions. For our named executive officers, we match a maximum of $900 of their HSA contributions and $2,000 of their 401(k) contributions per year.

(6)

Mr. Moore became our Executive Chairman in November 2018 and received a pro-rated base salary based on an annual salary of $500,000 and was appointed as our Chief Executive Officer in December 2018 and received a pro-rated base salary based on an annual salary of $750,000.

(7)

Amounts reported include compensation paid to Mr. Moore and Mr. Walker, respectively, for service as a non-employee director prior to their appointments as Chief Executive Officer and Chief Financial Officer,

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respectively, as further detailed in the footnotes above. Amounts reported include compensation paid to Mr. Carrington for service as a non-employee director after his resignation as Chief Executive Officer.

(8)	Ms. Dunnam was appointed as our Chief Operating Officer in November 2018 and received a pro-rated base salary based on an annual salary of $400,000.

(9)	Mr. Walker was appointed as our Chief Financial Officer in November 2018 and received a pro-rated base salary based on an annual salary of $400,000.

(10)	Messrs. Carrington, Delaney, and Pinkerton received salary increases effective on September 2, 2016.

(11)	Mr. Carrington resigned from his position as our Chief Executive Officer in December 2018 and forfeited his stock awards issued during 2018.

(12)

Mr. Delaney retired in June 2018 and continued to vest in his 2018 PSU award on a pro-rata basis relative to portion of the year that he served the Company and forfeited the balance of any PSUs that otherwise might have been earned with respect to his 2018 PSU grant.

(13)	Mr. Pinkerton resigned from his position as our Chief Financial Officer in November 2018 and forfeited his stock awards issued during 2018.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of our named executive officers during the year ended December 31, 2018.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(1)	All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Gary B. Moore	5/16/2018	(3)	—	—	—		35,366	—	—	141,464
	12/7/2018	(4)	—	—	—		500,000	—	—	600,000
	12/7/2018	(5)	—	—	—		—	1,000,000	1.20	1,200,000
Deborah A. Dunnam	9/4/2018	(6)					275,000			874,500
	12/7/2018	(7)	—	—	—		25,000	—	—	30,000
	12/7/2018	(8)	—	—	—		—	500,000	1.20	600,000
Richard G. Walker	5/16/2018	(3)					35,366			141,464
	12/7/2018	(7)	—	—	—		300,000	—	—	360,000
	12/7/2018	(8)	—	—	—		—	500,000	1.20	600,000
Christopher M. Carrington			—	—	—			—	—
Brian J. Delaney	3/19/2018		—	—	—	80,632		—	—	316,077
Robert N. Pinkerton			—	—	—			—	—

(1)

Amounts reflected in this column consist of performance-based restricted stock units (PSUs) achieved. The PSUs achieved were determined as of February 28, 2019, the date of the filing of our Annual Report on Form 10-K for the fiscal year ended 2018. The PSUs vest in two equal annual installments on March 19, 2019 and March 19, 2020, subject to the recipient’s continued employment by the Company as of such vesting date. For more information about the PSUs granted to our executive officers, please see “Compensation

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Discussion & Analysis.” Messrs. Carrington and Pinkerton resigned during 2018, and as such, they each forfeited their PSUs. Mr. Delaney retired in June 2018, and as a result, continued to vest in his 2018 PSU award on a pro-rata basis relative to portion of the year that he served the Company and forfeited the balance of any PSUs that otherwise might have been earned with respect to his 2018 PSU grant. Amount reported with respect to Mr. Delaney is the number of shares of the award actually vested.

(2)

Amounts in this column reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)

Such restricted stock units were granted for service as a non-employee director prior to Messrs. Moore’s and Walker’s appointments as our Chief Executive Officer and our Chief Financial Officer, respectively, and will vest on May 16, 2019.

(4)	50% of the restricted stock units vest on December 7, 2019 and the remaining 50% vest on December 7, 2020.

(5)	50% of the shares underlying such option vest on December 7, 2019 and thereafter in 12 equal monthly installments.

(6)	25% of the restricted stock units vest on September 4, 2019 and thereafter on the second, third and fourth anniversary of the grant date.

(7)	25% of the restricted stock units vest on December 7, 2019 and thereafter on the second, third and fourth anniversary of the grant date.

(8)	25% of the shares underlying such option vest on December 7, 2019 and thereafter in 36 equal monthly installments.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers at the end of 2018. Unvested stock awards reported in the Grants of Plan-Based Awards table above are also included in the table below.

			Option Awards					Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gary B. Moore	5/16/2018	(2)						35,366	38,195
	12/7/2018	(3)						500,000	540,000
	12/7/2018	(4)		1,000,000	1.20	12/7/2028
	11/8/2016	(5)						23,915	25,828
Deborah A. Dunnam	9/4/2018	(6)						275,000	297,000
	12/7/2018	(7)						25,000	27,000
	12/7/2018	(8)		500,000	1.20	12/7/2028
Richard G. Walker	5/6/2018	(2)						35,366	38,195
	12/7/2018	(7)						300,000	324,000
	12/7/2018	(8)		500,000	1.20	12/7/2028
	10/16/2017	(9)						64,978	70,176
Christopher M. Carrington	12/01/2014		2,000,000		4.20	3/4/2019	(10)
Brian J. Delaney	03/19/2018	(11)						125,000	135,000
	04/04/2017	(12)						132,658	143,271
Robert N. Pinkerton	05/06/2015		1,159,375	0	3.74	2/5/2019	(13)

(1)

The market value is calculated using the closing price of our common stock of $1.08 on December 31, 2018 (the last trading day of 2018), as reported on The NASDAQ Global Select Market, multiplied by the unvested stock amount.

(2)

The restricted stock units were granted for service as a non-employee director prior to Messrs. Moore’s and Walker’s appointments as our Chief Executive Officer and Chief Financial Officer, respectively, and will vest May 16, 2019.

(3)	50% of the restricted stock units vest on December 7, 2019 and the remaining 50% vest on December 7, 2020.

(4)	50% of the shares underlying such option vest on December 7, 2019 and thereafter in 12 equal monthly installments.

(5)

The restricted stock units were granted for service as a non-employee director prior to Mr. Moore’s appointment as our Chief Executive Officer and vest in three equal annual installments beginning November 8, 2017.

(6)	25% of the restricted stock units vest on September 4, 2019 and thereafter on the second, third and fourth anniversary of the grant date.

(7)	25% of the restricted stock units vest on December 7, 2019 and thereafter on the second, third and fourth anniversary of the grant date.

(8)	25% of the shares underlying such option vest on December 7, 2019 and thereafter in 36 equal monthly installments.

(9)

The restricted stock units were granted for service as a non-employee director prior to Mr. Walker’s appointment as our Chief Financial Officer and vest in three equal annual installments beginning on October 16, 2018.

(10)	Mr. Carrington resigned in December 2018 and as a result, his vested stock options as of December 31, 2018 that were not exercised expired on March 4, 2019.

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  EXECUTIVE COMPENSATION

(11)

Number of unvested shares reflected in this column consist of PSUs, shown at target achievement, because as of our fiscal year end on December 31, 2018 the actual number of shares achieved had not been set. The actual number of PSUs achieved pursuant to the performance metrics of the PSU grant were determined as of February 28, 2019, the date of the filing of our Annual Report on Form 10-K for the 2018 fiscal year. The actual number of PSUs achieved pursuant to the performance metrics were 80,632 shares for Mr. Delaney. The PSU grants will vest 50% on March 19, 2019 and 50% on March 19, 2020. The market value (calculated as described in footnote 1 to this table) for the actual PSUs achieved for the fiscal year ended December 31, 2018 is $87,083 for Mr. Delaney.

(12)

The number of unvested shares reflected in this column for PSUs are based on the actual performance for the fiscal year ended December 31, 2017, and determined on March 2, 2018, the date of the filing of our Annual Report on Form 10-K for the 2017 fiscal year. 50% of the PSUs earned pursuant to this award for fiscal 2017 performance vested on April 4, 2018, and the remaining unvested 50% of the PSUs earned and included in this table vest on April 4, 2019, subject to the recipient’s continued employment by the Company as of such vesting date. 100% of Delaney’s PSUs continued to vest due to the retirement provision in his grant for time served during 2017.

(13)	Mr. Pinkerton resigned in November 2018 and as a result, his vested stock options as of December 31, 2018 that were not exercised expired on February 5, 2019.

Option Exercises and Stock Vested at Fiscal Year-End

The following table presents information regarding vested stock awards held by our named executive officers during the year ended December 31, 2018. None of our named executive officers exercised options during the year ended December 31, 2018.

	Stock Awards

Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting ($)(1)
Gary B. Moore	59,166	(2)	175,215
Deborah A. Dunnam	—		—
Richard G. Walker	54,419	(2)	146,931
Christopher M. Carrington	528,165		1,778,226
Brian J. Delaney	344,225		1,224,679
Robert N. Pinkerton	259,177		893,634

(1)

The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date. Market value is calculated using the closing price of our common stock as reported on The NASDAQ Global Select Market on the applicable vesting date.

(2)	These restricted stock units were granted in 2017 for Messrs. Moore’s and Walker’s service as non-employee directors in 2017.

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Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders(1)(2)	13,239,142	$4.44	16,281,431
Equity compensation plans not approved by security holders	—	—	—
Total	13,239,142	$4.44	16,281,431

(1)	Includes the following plans: 2011 Equity Incentive Plan, 2008 Share Option Plan, 2004 Omnibus Share Plan and 2011 Employee Stock Purchase Plan.
(2)

Although our equity compensation plans include provisions for annual increases in the number of shares available for issuance thereunder, in 2019, our compensation committee recommended AGAINST Board approval of such increases for the 2019 fiscal year. Our 2011 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the lesser of (i) 3,840,000 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our 2011 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the lesser of (i) 1,500,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

Other Plans

We do not have any qualified or non-qualified defined benefit plans, any traditional non-qualified deferred compensation plans or other deferred compensation plans.

Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements

We have entered into employment agreements with Messrs. Moore and Walker, and Ms. Dunnam, and during 2018, had employment agreements in place with Messrs. Carrington, Pinkerton, and Delaney that provide for certain severance payments and equity vesting upon termination of their employment in specified circumstances. We believe that these agreements are an important retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the compensation committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established within our industry, and applicable law.

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Gary B. Moore. As disclosed in a Current Report on Form 8-K filed with the SEC on December 7, 2018, on December 4, 2018, the Company appointed Mr. Moore as our Chief Executive Officer, and determined certain arrangements relating to his employment, which terms the Company anticipated would be included in the form of a written employment agreement. The Company and Mr. Moore entered into a written agreement on January 22, 2019. The arrangements relating to Mr. Moore’s employment, and/or the written employment agreement (such arrangements and the written agreement, collectively, the “Moore Employment Agreement”) provide for the following:

Base Salary and Bonus	The Moore Employment Agreement provides that Mr. Moore will receive an annual base salary of $750,000 and an annual target bonus opportunity of 33% of his base salary under the Company’s Corporate Incentive Plan, or CIP. The Moore Employment Agreement also provided that Mr. Moore would receive a sign-on bonus of $150,000, earned in 2018, payable in 2019.
Equity Compensation	Pursuant to the Moore Employment Agreement, Mr. Moore received an initial option award to purchase up to 1,000,000 shares of the Company’s common stock and an initial award of 500,000 RSUs. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Moore Employment Agreement provides that if Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration, or other severance benefit.

Change of Control

Upon a Change of Control.

Upon a Change of Control, all of Mr. Moore’s outstanding equity compensation awards (other than Board Service Equity Grants) will immediately become vested in full.

Within Six Months Following a Change of Control.

If Mr. Moore’s employment terminates for any reason within six months following a Change of Control, Mr. Moore would be entitled to a lump sum payment of nine months of his then current base salary plus 100% of his then applicable annual target bonus. Mr. Moore would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and all applicable regulations (“COBRA”) assuming Mr. Moore elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Moore actually elects COBRA continuation coverage.

In the event any payment to Mr. Moore provided in the Moore Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Moore will be entitled to receive the amount of such payment that would provide him the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Moore executing a general release of claims in our favor. The Moore Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Moore’s termination of employment.

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Deborah A. Dunnam. On November 7, 2018, the Company and Ms. Dunnam entered into an employment agreement (the “Dunnam Employment Agreement”), which provides for the following:

Base Salary and Bonus

The Dunnam Employment Agreement provides that Ms. Dunnam receives an annual base salary of $400,000 and, beginning in 2019, an annual target bonus opportunity of up to 75% of her base salary under the CIP. The Dunnam Employment Agreement also provided that Ms. Dunnam would receive a sign-on bonus of $60,000 earned in 2018, payable in 2019.

The Dunnam Employment Agreement also provides that the Company will sponsor Ms. Dunnam’s membership in the “World 50,” which was $55,000 in 2019.

Equity Compensation	Pursuant to the Dunnam Employment Agreement, Ms. Dunnam received an option award to purchase up to 500,000 shares of the Company’s common stock and an award of 25,000 RSUs. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Dunnam Employment Agreement provides that if we terminate her employment without Cause, or if she terminates her employment with us for Good Reason, she will be entitled to a payment of nine months of her then current base salary plus any bonus earned under the CIP prior to the termination date and through the nine months following the termination date. Ms. Dunnam would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under COBRA assuming Ms. Dunnam elected coverage for herself, and any eligible spouse and/or dependents, and whether or not Ms. Dunnam actually elects COBRA continuation coverage (such cash payments the “Dunnam Severance Payments”).

If Ms. Dunnam is terminated without Cause, or if she terminates her employment with us for Good Reason, Ms. Dunnam’s outstanding equity compensation awards shall immediately have their vesting accelerated by twelve months from the employment termination or resignation date. The Dunnam Employment Agreement provides further that if we terminate her employment without Cause, or if she terminates her employment with us for Good Reason within 18 months following a Change of Control, she will be entitled to the Dunnam Severance Payments and all of Ms. Dunnam’s then-outstanding unvested equity awards will become fully vested.

In the event any payment to Ms. Dunnam provided in the Dunnam Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Ms. Dunnam will be entitled to receive the amount of such payment that would provide her the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Ms. Dunnam executing a general release of claims in our favor. The Dunnam Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Ms. Dunnam’s termination of employment.

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Richard G. Walker. On October 17, 2018, the Company and Mr. Walker entered into an employment agreement (the “Walker Employment Agreement”), effective November 12, 2018, which provides for the following:

Base Salary and Bonus	The Walker Employment Agreement provides that Mr. Walker receives an annual base salary of $400,000 and, beginning in 2019, an annual target bonus opportunity of up to 75% of his base salary under the CIP.
Equity Compensation	Pursuant to the Walker Employment Agreement, Mr. Walker received an initial option award to purchase up to 500,000 shares of the Company’s common stock and an initial award of 300,000 RSUs. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Walker Employment Agreement provides that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason, he will be entitled to a payment of nine months of his then current base salary plus any bonus earned under the CIP prior to the termination date and through the nine months following the termination date. Mr. Walker would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under COBRA assuming Mr. Walker elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Walker actually elects COBRA continuation coverage (such cash payments the “Walker Severance Payments”).

If Mr. Walker is terminated without Cause, or if he terminates his employment with us for Good Reason, Mr. Walker’s outstanding equity compensation awards shall immediately have their vesting accelerated by twelve months from the employment termination or resignation date. The Walker Employment Agreement provides further that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason within 18 months following a Change of Control, he will be entitled to the Walker Severance Payments and all of Mr. Walker’s then-outstanding unvested equity awards will become fully vested.

In the event any payment to Mr. Walker provided in the Walker Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Walker will be entitled to receive the amount of such payment that would provide her the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Walker executing a general release of claims in our favor. The Walker Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Walker’s termination of employment.

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Christopher M. Carrington. On December 1, 2014, the Company and Mr. Carrington entered into an employment agreement (the “Carrington Employment Agreement”), which provided for the following:

Base Salary and Bonus	Mr. Carrington’s annual base salary was $550,000, with an annual target bonus opportunity of 90% of his base salary under the CIP.
Equity Compensation	Pursuant to the Carrington Employment Agreement, Mr. Carrington received an initial option award and initial RSU award. In addition, Mr. Carrington received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Carrington Employment Agreement provided that if we terminated his employment without Cause, or if he terminated his employment with us for Good Reason, he would be entitled to a lump sum payment of 12 months of his then current base salary plus 100% of his then applicable annual target bonus. Mr. Carrington would have further been entitled to a lump sum payment equal to the product of (a) 12 and (b) the amount of the monthly premium that would be required for the first month of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and all applicable regulations (“COBRA”) assuming Mr. Carrington elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Carrington actually elects COBRA continuation coverage.

If Mr. Carrington was terminated without Cause, or if he terminated his employment with us for Good Reason, Mr. Carrington’s outstanding equity compensation awards would immediately have their vesting accelerated by 12 months from the employment termination or resignation date. The Carrington Employment Agreement provided further that if we terminated his employment without Cause, or if he terminated his employment with us for Good Reason within 18 months following a Change of Control, he would be entitled to 18 months of his then current base salary plus 150% of his then applicable annual target bonus. Mr. Carrington would further be entitled to a payment equal to the product of (x) 18 and (y) the amount of the monthly premium that would be required for the first month of coverage under COBRA, assuming Mr. Carrington elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Carrington actually elected COBRA continuation coverage.

Without Cause or For Good Reason Following a Change of Control.

If Mr. Carrington was terminated without Cause, or if he terminated his employment with us for Good Reason, within 18 months following a Change of Control, all of Mr. Carrington’s outstanding equity compensation awards would immediately become vested in full. In the event any payment to Mr. Carrington provided in the Carrington Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Carrington would have been entitled to receive the amount of such payment that would provide him the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Required for All Severance Payments	The foregoing separation payments and benefits would be conditioned on Mr. Carrington executing a general release of claims in our favor. The Carrington Employment Agreement also included a non-solicitation covenant in favor of the Company for a period of one year following Mr. Carrington’s termination of employment.

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  EXECUTIVE COMPENSATION

Brian J. Delaney. On June 8, 2015, we entered into an employment agreement with Brian J. Delaney (the “Delaney Employment Agreement”), which provided for the following:

Base Salary and Bonus	Mr. Delaney’s annual base salary was $450,000, with an annual target bonus opportunity of $304,000, or approximately 85% of his base salary under the CIP.
Equity Compensation	Pursuant to the Delaney Employment Agreement, Mr. Delaney received an initial option award and initial RSU award. In addition, Mr. Delaney received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

In the event that Mr. Delaney’s employment was terminated by the Company without Cause, or if Mr. Delaney resigned for Good Reason, Mr. Delaney would have been entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Delaney’s termination (the “Delaney Base Salary Severance”), plus any CIP bonus earned while an employee prior to the termination date and through the period nine months following the termination date, even if not employed on the pay-out date as required by the CIP (the “Delaney CIP Payment”). In addition, Mr. Delaney’s outstanding and unvested equity awards would immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Delaney would also have been entitled to a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage assuming Mr. Delaney elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Delaney actually elected COBRA continuation coverage (and such COBRA payment, together with the Delaney Base Salary Severance and the Delaney CIP Payment, the “Delaney Severance Payments”).

Without Cause or For Good Reason Following a Change of Control.

Additionally, if, upon or within 18 months following a Change of Control, Mr. Delaney’s employment was terminated without Cause or he resigned for Good Reason, Mr. Delaney would have been entitled to receive the Delaney Severance Payments set forth above. In addition, all of Mr. Delaney’s then-outstanding unvested equity awards would have become fully vested.

Required for All Severance Payments	In order to receive any of the severance benefits under the Delaney Employment Agreement, Mr. Delaney would be required to execute a customary release of claims in favor of the Company. The Delaney Employment Agreement also included a non-solicitation covenant in favor of the Company for a period of one year following Mr. Delaney’s termination of employment.

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Robert N. Pinkerton. On April 6, 2015, we entered into an employment agreement with Robert N. Pinkerton (the “Pinkerton Employment Agreement”), which provided for the following:

Base Salary and Bonus	Mr. Pinkerton’s annual base salary was $380,000, with an annual target bonus opportunity of 80% of his base salary under the CIP.
Equity Compensation	Pursuant to the terms of the Pinkerton Employment Agreement, Mr. Pinkerton received an initial option award and initial RSU award. In addition, Mr. Pinkerton received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

In the event that Mr. Pinkerton’s employment was terminated by the Company without Cause, or if Mr. Pinkerton resigned for Good Reason, Mr. Pinkerton would have been entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Pinkerton’s termination (the “Pinkerton Base Salary Severance”), plus any CIP bonus earned while an employee prior to the termination date and through the period nine months following the termination date, even if not employed on the pay-out date as required by the CIP (the “Pinkerton CIP Payment”). In addition, Mr. Pinkerton’s outstanding and unvested equity awards would immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Pinkerton would also be entitled to a lump sum payment in an amount equal to 12 times the monthly premium for COBRA continuation coverage, assuming Mr. Pinkerton elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Pinkerton actually elected COBRA continuation coverage (and such COBRA Payment, together with the Pinkerton Base Salary Severance and the Pinkerton CIP Payment, the “Pinkerton Severance Payments”).

Without Cause or For Good Reason Following a Change of Control.

Additionally, if, upon or within 18 months following a Company Change of Control, Mr. Pinkerton’s employment was terminated without Cause or he resigned for Good Reason, Mr. Pinkerton would be entitled to receive the Pinkerton Severance Payments set forth above. In addition, all of Mr. Pinkerton’s then-outstanding unvested equity awards would become fully vested.

Required for All Severance Payments	In order to receive any of the severance benefits under the Pinkerton Employment Agreement, Mr. Pinkerton would be required to execute a customary release of claims in favor of the Company. The Pinkerton Employment Agreement also included a non-solicitation covenant in favor of the Company for a period of one year following Mr. Pinkerton’s termination of employment.

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  EXECUTIVE COMPENSATION

Defined Terms in the Employment Agreements. For purposes of the employment agreements with Mr. Walker, Ms. Dunnam, and Messrs. Carrington, Pinkerton and Delaney described above, the following definitions apply:

“Change of Control” means the sale of all or substantially all of our equity interests; a merger, consolidation or similar transaction involving us following which the persons entitled to elect a majority of the members of our board of directors immediately before the transaction are not entitled to elect a majority of the members of the board of directors of the surviving entity following the transaction; or a sale of all or substantially all of our assets.

“Cause” means (1) the executive’s commission of any felony or any crime involving fraud or dishonesty under the laws of the United States or any state thereof; (2) the executive’s commission of, or participation in, a fraud or act of dishonesty against us; (3) the executive’s willful violation of any contract or agreement between the executive and us or any statutory duty owed to us; (4) the executive’s unauthorized use or disclosure of Proprietary and Confidential Information; or (5) the executive’s gross misconduct.

“Good Reason” means the occurrence of any one of the following events without the executive’s written consent: (1) a material, adverse change in the executive’s job title; (2) a material, adverse change in the executive’s job responsibilities; (3) any reduction in the executives’ base salary, target bonus or aggregate level of benefits; or (4) in most cases, a relocation of the executive’s principal place of employment beyond the metropolitan area of Denver, Colorado; provided that in each case, the executive has notified us in writing of the event described in (1), (2), (3) or (4) above within 90 days of such occurrence and within 30 days thereafter we have not restored the executive to the appropriate job title, responsibility, compensation or location. In the case of severance or vesting following a Change of Control, “Good Reason” is determined based on a change to the above factors as in effect immediately prior to a Change of Control.

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Potential Payments upon Termination or Change of Control

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination or a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2018. All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims and such release becoming effective.

	Termination Without Cause or Termination for Good Reason						Termination in Connection with a Change of Control

Name(1)	Cash Compensation($)		Health Care Benefits($)		Acceleration of Equity Vesting($)(2)		Cash Compensation($)		Health Care Benefits($)		Acceleration of Equity Vesting($)(3)
Gary B. Moore	—	(4)	—	(4)	—	(4)	812,500	(5)(6)	11,491	(6)(7)	540,000	(6)
Deborah A. Dunnam	525,000	(8)	11,491	(7)	81,000		525,000	(8)(9)	11,491	(7)(9)	324,000	(9)
Richard G. Walker	525,000	(10)	15,883	(7)	81,000	(11)	525,000	(10)(12)	15,883	(7)(12)	324,000	(11)(12)
Christopher M. Carrington(13)	—		—		—		—		—		—
Brian J. Delaney(14)	—		—		—		—		—		—
Robert N. Pinkerton(15)	—		—		—		—		—		—

(1)	All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims, and such release becoming effective.

(2)

The amounts in this column represent the intrinsic value of the unvested shares subject to twelve months of acceleration from December 31, 2018, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $1.08 on December 31, 2018, the last day of trading in 2018 as reported on The NASDAQ Global Select Market.

(3)

The amounts in this column represent the intrinsic value of the unvested shares subject to full equity acceleration, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $1.08 on December 31, 2018, as reported on The NASDAQ Global Select Market.

(4)

If Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration or any other change of control benefit.

(5)

Amount represents nine months base salary under the Moore Employment Agreement and nine months of CIP payment at 2019 target. Amount reported does not include Mr. Moore’s $150,000 new hire bonus, as such amount was not paid under the CIP.

(6)

Payable if Mr. Moore is terminated for any reason within six months of a Change of Control. Value of acceleration of equity reflects acceleration of all of the equity awards Mr. Moore received in connection with his service as our Chief Executive Officer but excludes acceleration of equity awards received as a non-employee director.

(7)	Amount represents a payment equal to the value of nine months of COBRA coverage.

(8)

Amount represents nine months base salary, and nine months of CIP payment at 2019 target. Amount reported does not include Ms. Dunnam’s $60,000 new hire bonus, as such amount was not paid under the CIP.

(9)	Payable if Ms. Dunnam is terminated within eighteen months of a Change of Control.

(10)

Amount represents nine months base salary, and nine months of CIP payment at 2019 target. The Walker Employment Agreement provides that upon a termination without Cause or for Good reason or upon a Change of Control, Mr. Walker will receive any bonus earned under the CIP prior to termination and through the nine-month period following the termination date.

(11)

Value of acceleration of equity reflects acceleration of equity awards Mr. Walker received in connection with his service as our Chief Financial Officer but excludes acceleration of equity awards received as a non-employee director.

(12)	Payable if Mr. Walker is terminated within eighteen months of a Change of Control.

(13)	Mr. Carrington resigned from his position as our Chief Executive Officer in December 2018, and as a result, no termination benefits were payable upon his resignation.

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(14)

Mr. Delaney resigned from his position as our Chief Operating Officer in June 2018, and as a result, no termination benefits were payable upon his resignation. Mr. Delaney retired in June 2018 and continued to vest in his 2018 PSU award on a pro-rata basis relative to portion of the year that he served the Company and forfeited the balance of any PSUs that otherwise might have been earned with respect to his 2018 PSU grant. Such pro-rata vesting was not pursuant to a termination without Cause or for Good Reason, so no acceleration value is reported in this table. See the “Grants of Plan Based Awards” table for further detail.

(15)	Mr. Pinkerton resigned from his position as our Chief Financial Officer in November 2018, and as a result, no termination benefits were payable upon his resignation.

2018 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, below is a reasonable estimate about the relationship of the annual total compensation of our employees and the annualized total 2018 compensation of Mr. Moore, our Chief Executive Officer.

For 2018, our last completed fiscal year:

•	The median of the total annual compensation of all employees of our Company (other than our Chief Executive Officer) was $44,473; and

•

With respect to the annual total compensation of our Chief Executive Officer, because we had two Chief Executive Officers who served during 2018, we annualized Mr. Moore’s compensation for services as our Chief Executive Officer that was reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement, excluding cash compensation and equity grants Mr. Moore received for service in 2018 as a non-employee director. To annualize Mr. Moore’s compensation, we assumed payment of his full annual base salary of $750,000 and included his sign-on bonus of $150,000 as well as the value of his equity grants as reported in the 2018 Summary Compensation Table. We excluded cash compensation of $53,125 and equity awards valued at $141,464, which Mr. Moore received for service in 2018 as a non-employee director. This annualized total compensation, based on the assumptions noted above, was $ 2,646,875.

•

Based on this information and calculated in a manner consistent with Item 402(u) of Regulation S-K, and by annualizing Mr. Moore’s 2018 compensation as described above, for 2018 the reasonable estimate of the ratio of the total annual compensation of Mr. Moore, our Chief Executive Officer, to the median of the total annual compensation of all employees, was 60 to 1.

For 2018, we used the same median employee that we identified in 2017 because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

In 2017, We used the following methodologies, estimates and assumptions as permitted under SEC rules to identify and select the median employee for purposes of determining our reasonable estimate of pay ratio as set forth above:

1.

Reference Date. We chose October 1, 2017 as the date to identify our “median employee” We chose this date to allow sufficient time for us to identify the median employee, given the global scope of our operations and our local country compensation plans.

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2.

Employee Population. Our employee population on October 1, 2017, after taking into consideration the adjustment permitted by SEC rules relating to independent contractors (as described in No. 5 below), consisted of approximately 3,320 individuals.

3.

No Exclusions or Adjustments. Although permitted by SEC rules, we did not exclude any of our employees from our employee population in order to determine the median employee, nor did we make any cost-of-living adjustments in identifying the median employee.

4.	Independent Contractors. Although independent contractors are part of our global workforce, they are not employees of the company and accordingly, were not included in our employee population.

5.

Compensation Structures. Our compensation programs vary between region and among our business units. In 2017, 72.6% of our employees had a variable component to their total compensation and 14.8% of our employees’ variable compensation was based on our Corporate Incentive Plan, or CIP, which sets variable compensation based on overall corporate performance metrics such as company Revenue and EBITDA. Our Chief Executive Officer and named executive officers’ variable compensation is based on the CIP. In 2017, 57.8% of our employees (including our revenue retention, customer success, and inside sales team members) were compensated based on individual or group-based sales or quota achievement goals and 76.2% of our workers were employed on an hourly basis.

6.

Measuring Compensation. We annualized the compensation of all employees and assumed 100% achievement of each employee’s variable bonus component to arrive at each employee’s “on target earnings,” or OTE, which we used as our consistently applied compensation measure for identifying our median employee’s compensation as of October 1, 2017.

7.

Equity, Health Care and Statutory Benefits Not Included. We did not include the value of any equity grants given to our employees in identifying our median employee. In addition, because of the global nature of our operations and the inherent difficulty in estimating the value of an employee’s health care benefits and other statutory benefits, we also did not include these values in identifying our median employee.

Relative Compensation. With respect to the annual total compensation of our Chief Executive Officer, we annualized Mr. Moore’s compensation for services as our Chief Executive Officer (but excluded compensation he received for service in 2018 as a non-employee director) that was reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report.

In calculating the pay ratio between a median employee’s and a chief executive officer’s total annual compensation, SEC rules allow companies to use various estimates, assumptions, adjustments, and statistical sampling. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported above.

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  RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Policies and Procedures for Related Person Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval as a “related person transaction.” In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Other than the continuing arrangements in fiscal 2018 described below, there were no related person transactions that required review or approval by our audit committee.

Related Person Transactions

The following is a description of certain related person transactions and relationships and other transactions since January 1, 2018 involving our directors, executive officers or beneficial holders of more than 5% of our capital stock, or entities affiliated with them. Compensation arrangements with our directors and named executive officers are described elsewhere in this proxy statement.

We have entered into employment arrangements with our executive officers and change of control severance arrangements with certain of our executive officers that, among other things, provides for certain severance and change of control benefits. See “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control.”

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Described below are related person transactions that were continuing in fiscal 2018.

Historical Transactions

Registration Rights Agreement

GA SS Holding II LLC, controlled by General Atlantic, LLC, Benchmark Capital Partners V, L.P. (“Benchmark Capital Partners”), controlled by Benchmark Capital, and certain entities affiliated with Housatonic Partners (such affiliated entities and Housatonic Partners, the “Housatonic Entities,” and together with Benchmark Capital Partners, the “Significant Holders”) are entitled to the following rights with respect to the registration of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). For the Significant Holders, these rights are provided under the terms of a Registration and Information Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement includes demand registration rights, piggyback registration rights and Form S-3 registration rights. In addition, the agreement provides for certain information rights.

Demand Registration Rights. The Significant Holders are entitled to demand registration rights. If the Significant Holders request in writing that we effect a registration that has an anticipated aggregate offering price to the public of at least $10 million, then we will be required, at our expense, to register all registrable securities that these respective holders request to be registered. We are required to effect only two registrations for the

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Significant Holders pursuant to this provision of the Registration Rights Agreement. Depending on certain conditions, however, we may defer such registration for a specified number of days. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Piggyback Registration Rights. The Significant Holders are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, after the completion of this offering the Significant Holders are entitled to include all or part of their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Form S-3 Registration Rights. The Significant Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right to have all or part of their shares registered by us at our expense, subject to certain exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations. The registrable securities remain subject to the Registration Rights Agreement until (i) a registration statement covering the registrable securities is declared effective and the registrable securities are disposed of pursuant to such registration statement or, (ii) (x) the entire amount of registrable securities held by the Significant Holders are sold in a single sale pursuant to Rule 144 of the Exchange Act and (y) the Significant Holders own less than 1% of the equity securities of the Company on a fully diluted basis. As reported in a Schedule 13G Amendment filed by the Housatonic Entities with the. SEC on January 10, 2019, as of December 31, 2018, the Housatonic Entities no longer held registrable securities, and as a result, the Company’s obligations to the Housatonic Entities under the Registration Rights Agreement terminated on or before December 31, 2018.

For the purposes of the Registration Rights Agreement, Registrable Securities held by a Holder will cease to be Registrable Securities for such Holder, when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) (x) the entire amount of the Registrable Securities owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Holder owns less than one percent (1%) the equity securities of the Company on a fully diluted basis.

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  RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that during our fiscal ended December 31, 2018, all Section 16(a) filing requirements were satisfied on a timely basis, except that Mr. Carrington inadvertently failed to file one Form 4 relating to the cancellation of certain restricted stock units, which was subsequently reported on a Form 5.

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  SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth information as of March 13, 2019, about:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our named executive officers;

•	Each of our directors and nominees for the board of directors; and

•	All of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ServiceSource International, Inc., 717 17th Street, 5th Floor, Denver, Colorado, 80202.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership below is based on 93,038,726 shares of common stock outstanding at March 13, 2019. In computing the number of shares of common stock deemed beneficially owned by a reporting person and the ownership percentage of that reporting person, we deemed shares of common stock underlying convertible securities and shares of common stock underlying options held by the reporting person that are currently exercisable or exercisable within 60 days of March 13, 2019, and PSUs held by the reporting person that vest within 60 days of March 13, 2019, to be outstanding with respect to that reporting person. We did not deem these shares outstanding, however, for the purpose of computing the ownership percentage of any other reporting person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
PRIMECAP Management Company(1)	13,447,133	14.5%
Entities affiliated with Benchmark Capital(2)	5,850,740	6.3%
Entities affiliated with Headlands Strategic Opportunities Fund, LP (3)	5,521,674	5.9%
BlackRock, Inc.(4)	4,967,771	5.3%
Cannell Capital LLC(5)	4,867,584	5.2%

Named Executive Officers and Directors:
Gary B. Moore	146,917	*
Deborah A. Dunnam	—	*
Richard G. Walker	154,419	*
Robert G. Ashe(6)	280,996	*
Bruce W. Dunlevie(7)	6,360,802	6.8%
John R. Ferron	75,000	*
Thomas F. Mendoza	191,802	*
Madhu Ranganathan(8)	—	*
Christopher M. Carrington	808,806	*
Brian J. Delaney(9)	378,212	*
Robert N. Pinkerton(10)	215,092	*
All executive officers and directors as a group (11 persons)(11)	8,612,046	9.3%

*	Represents beneficial ownership of less than one percent (1%).

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  SECURITY OWNERSHIP

(1)

Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2019, PRIMECAP Management Company (“PRIMECAP”), in its capacity as an investment advisor, has sole voting power with respect to 9,057,000 shares and sole dispositive power with respect to13,447,133 shares, in each case, as of December 31, 2018. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(2)

Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2019, Benchmark Capital Management Co. V, L.L.C. (“BCMC V”) has sole voting power and sole dispositive power with respect to 5,850,740 shares which include (i) 4,476,535 shares directly owned by Benchmark Capital Partners V, L.P. (“BCP V”); (ii) 545,811 shares directly owned by Benchmark Founders’ Fund V, L.P. (“BFF V”); (iii) 104,503 shares directly owned by Benchmark Founders’ Fund V-A, L.P. (“BFF V-A”); (iv) 82,232 shares directly owned by Benchmark Founders’ Fund V-B, L.P. (“BFF V-B”); and (v) 641,659 shares held in nominee form for the benefit of persons associated with BCMC V. Alexandre Balkanski, Bruce W. Dunlevie, Peter Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky, and Steven M. Spurlock, the members of BCMC V, the general partner of BCP V, BFF V, BFF V-A and BFF V-B, may be deemed to have shared voting power and shared dispositive power with respect to these shares. Bruce W. Dunlevie has sole voting power and sole dispositive power over 615,878 shares and Robert C. Kagle has sole voting power and sole dispositive power over 213,067 shares. The address for reporting persons is 2965 Woodside Road, Woodside, California 94062.

(3)

Based on information contained in a Schedule 13G filed with the SEC on October 29, 2018, Headlands Strategic Opportunities Fund, LP (“Opportunities”) directly all of the reported shares, and Headlands Capital Management, LLC (“Management”) acts as general partner for Opportunities. David Park, David Cost, and Michael Ellis are members of the investment committee of Management. Opportunities and Management report sole voting power and sole dispositive power over the reported shares, and each of Messrs. Park, Cost and Ellis report shared voting power and shared dispositive power over the reported shares. The address for the reporting persons is One Ferry Building, Suite 255, San Francisco, CA 94111.

(4)

Based on information contained in a Schedule 13G filed with the SEC on February 6, 2019, BlackRock, Inc. (“BlackRock”), in its capacity as parent holding company or control person, has sole voting power with respect to 4,848,846 shares and sole dispositive power with respect to 4,967,771 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055

(5)

Based on information contained in a Schedule 13G filed with the SEC on February 14, 2019, Cannell Capital LLC (“Cannell Capital”) and J. Carlo Cannell, in his capacity as Canell Capital’s managing member, have shared voting power and shared dispositive power with respect to the reported shares. The address for Cannell Capital is 245 Meriwether Circle, Alta, WY 83414.

(6)

Consists of (i) 171,296 shares held of record by Mr. Ashe; (ii) 34,700 shares owned directly by a limited liability company controlled by Mr. Ashe; and (iii) 75,000 shares issuable pursuant to options exercisable within 60 days of March 13, 2019.

(7)

Consists of (i) the shares listed in footnote (2) above, which are held by the Benchmark Capital entities; (ii) 441,435 shares held of record by Mr. Dunlevie’s family trust for which he serves as a trustee; and (iii) 68,627 shares owned directly by a limited liability company controlled by Mr. Dunlevie.

(8)	On December 31, 2018, Ms. Ranganathan transferred 54,048 shares to the company for cancellation, without consideration, for personal tax planning purposes.

(9)	Consists of shares as reported on Mr. Delaney’s Form 4 filed with the SEC on June 11, 2018 and his PSUs vesting within 60 days of March 13, 2019.

(10)	As reported by Mr. Pinkerton to the Company as of December 31, 2018.

(11)	Consists of (i) 8,571,730 shares held of record by our named executive officers and current directors and (ii) 40,316 PSUs vesting within 60 days of March 13, 2019.

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QUESTIONS AND ANSWERS

More Information about Proxies and Voting

1. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chief Executive Officer, Gary B. Moore, our Chief Financial Officer, Richard G. Walker, and our General Counsel, Patricia A. Elias, to serve as proxies for the annual meeting.

2. HOW DO I RECEIVE PROXY MATERIALS?

We have elected to deliver our proxy materials electronically over the internet as permitted by the rules of the SEC. As required by those rules, we are distributing a notice of internet availability of proxy materials to our stockholders of record and beneficial owners as of the close of business on March 19, 2019. On the date of distribution of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials at the URL address included in the notice. Additionally, the notice of annual meeting, proxy statement, and annual report are available on our website by visiting http://ir.servicesource.com/. These proxy materials are also available at no charge upon request. Please refer to information included in the notice of internet availability of proxy materials for additional information.

3. HOW MANY VOTES CAN BE CAST?

Each share of our common stock issued and outstanding as of the close of business on March 19, 2019, the record date for the 2019 annual meeting of stockholders, is entitled to vote on all items being considered at the 2019 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 93,038,726 shares of common stock issued and outstanding.

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

4. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares as a beneficial owner in “street name” through a broker or other nominee rather than directly in their own name.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered with respect to those shares the stockholder of record and these proxy materials were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. You may vote on the Internet or by telephone, or, if you have requested paper materials be delivered to you, you may return the proxy card by mail.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the notice of annual meeting, proxy statement and annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

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  QUESTIONS AND ANSWERS

5. WHO IS SERVICESOURCE’S TRANSFER AGENT AND HOW DO I CONTACT THEM?

You may contact our transfer agent by mail at EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, or by calling (800) 468-9716.

6. HOW DO I ATTEND AND VOTE AT THE ANNUAL MEETING?

You are entitled to attend the annual meeting only if you were a stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 19, 2019, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted. We do not expect to webcast the annual meeting.

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

7. HOW CAN I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By mail

Complete, sign and date the proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card in favor of the recommendations of our board of directors.

If you are a stockholder of record and requested paper materials, and the prepaid envelope is missing, please address and mail your completed proxy card to ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

8. IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ServiceSource or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

9. WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE BEFORE THE ANNUAL MEETING?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (until 5 p.m., Mountain Time on May 13, 2019),

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  QUESTIONS AND ANSWERS

•

providing a written notice of revocation to our corporate secretary at ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202, prior to your shares being voted, or

•	attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

10. WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record as of the close of business on the record date, March 19, 2019 are entitled to attend, and to vote at, the annual meeting. The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any proper purpose relating to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our Corporate Headquarters at 717 17th Street, 5th Floor, Denver, Colorado 80202, by contacting our corporate secretary.

11. WHAT ARE THE QUORUM REQUIREMENTS FOR CONDUCTING BUSINESS AT THE ANNUAL MEETING?

A majority of the issued and outstanding shares of common stock must be present in person or represented by proxy at our annual meeting in order for the annual meeting to be held and business to be transacted.

•

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

12. WHAT ARE THE BOARD’S RECOMMENDATIONS FOR VOTING AT THE ANNUAL MEETING?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees for director named in this proxy statement.

•

“FOR” the amendment to our certificate of incorporation to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-four and not more than one-for-six, as determined by the board of directors.

•	“FOR” on an advisory basis, approval of the compensation of our named executive officers for the year ended December 31, 2018.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year.

13. WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH OF THE PROPOSALS AT THE ANNUAL MEETING?

Proposal	Vote Required	Discretionary Broker Voting Allowed?
Election of directors	Majority of the shares outstanding and entitled to vote at the meeting	No
Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	Two-thirds of the shares outstanding and entitled to vote at the meeting	No
Advisory vote to approve executive compensation	Majority of the shares present, represented and entitled to vote at the meeting	No
Ratification of Ernst & Young LLP	Majority of the shares present, represented and entitled to vote at the meeting	Yes

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  QUESTIONS AND ANSWERS

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the approval of the Certificate Amendment to effect the Reverse Stock Split and on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank or other nominee holder of record does not have discretionary authority to vote on the other four proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors, the vote to authorize our board of directors amend our certificate of incorporation effect a reverse stock split of our common stock at a ratio as determined by the board of directors, and the advisory vote to approve our executive compensation, to your broker, bank or other nominee holder of record.

Proposal 1 – Election of Directors

If a quorum is present, the affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to elect each director nominee. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum. In addition, you may not cumulate your votes for the election of directors.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. This majority voting standard includes a director resignation policy in the event a nominee does not receive majority support of the votes cast.

In connection with our majority voting procedures, the board of directors nominates for election or re-election as director only those candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) the board of directors’ acceptance of such resignation. In an uncontested election, the board of directors, after taking into consideration the recommendation of the nominating and corporate governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives a greater number of votes “AGAINST” such nominee’s election than votes “FOR” such nominee. In the event of a contested election, the director nominees who receive the largest number of vote cast “FOR” their election will be elected as directors.

Proposal 2 – Vote to Authorize the Board of Directors, in its Discretion, to Amend Our Certificate of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio as Determined by the Board of Directors

The affirmative “FOR” vote of two-thirds of the shares outstanding and entitled to vote on the proposal is required to authorize our board of directors, in its discretion, to amend to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio as determined by the board of directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

Proposal 3 – Advisory Vote on Executive Compensation

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, Proposal 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal 5 – Ratification of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the selection by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Because broker discretionary voting is permitted on this proposal, brokers that do not receive voting instructions from stockholders may vote on this proposal in their discretion.

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  QUESTIONS AND ANSWERS

14. WHAT OTHER MATTERS CAN BE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Gary B. Moore, Richard G. Walker and Patricia A. Elias, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

If for any reason any of the nominees is not available as a candidate for director at the annual meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

15. HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

We are soliciting proxies and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners. In the past we have hired a third party to assist in solicitation of proxies, and we may elect to do so again this year on an as needed basis. If we do engage a third party, we will pay them a customary fee consistent with the amounts we have paid in prior years for services and for reimbursement of out-of-pocket expenses.

16. WHAT IF I ONLY RECEIVED ONE COPY OF THE PROXY MATERIALS, EVEN THOUGH MULTIPLE STOCKHOLDERS RESIDE AT MY ADDRESS?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the notice of internet availability of proxy materials, our notice of annual meeting, proxy statement and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written or verbal request, we will deliver promptly a separate copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy or if you no longer wish to participate in householding and would prefer to receive a separate notice of annual meeting, proxy statement and annual report, please direct your written request to: ServiceSource International, Inc., Attention: Investor Relations, 717 17th Street, 5th Floor, Denver, Colorado 80202, (770) 889-8500.

Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Board Communications, Stockholder Proposals and Company Documents

17. HOW DO I COMMUNICATE WITH THE BOARD?

Stockholders who wish to communicate with our board of directors are welcome to do so either:

•	in writing, at ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202; or

•	online at www.servicesource.com and clicking through “Company,” “Investor Relations,” “Corporate Governance” and “Contact the Board.”

Communications are distributed to our board of directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

2019 Proxy Statement	65

  QUESTIONS AND ANSWERS

18. HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS?

Stockholder Proposals

For Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 5, 2019. However, if we hold our 2020 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2019 annual meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: ServiceSource International, Inc. Attn: Corporate Secretary 717 17th Street, 5th Floor, Denver, Colorado 80202.

For Consideration at the Annual Meeting but Not Included in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is:

•	specified in our proxy materials with respect to such meeting,

•	otherwise properly brought before the meeting by or at the direction of our board of directors, or

•

properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2020 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than December 5, 2019, and

•	not later than January 4, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Director Candidate Recommendations

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of ServiceSource at 717 17th Street, 5th Floor, Denver, Colorado 80202.

Director Candidate Nominations

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws,

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  QUESTIONS AND ANSWERS

which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

Our bylaws have been publicly filed with the SEC and can also be found on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

19. WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?

We will disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days of the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

2019 Proxy Statement	67

  OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the 2019 annual meeting. If any other matters properly come before the 2019 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

THE BOARD OF DIRECTORS

Denver, Colorado

April 4, 2019

68	2019 Proxy Statement

  APPENDIX A

APPENDIX A

PROPOSED AMENDMENT TO SERVICESOURCE INTERNATIONAL, INC.

CERTIFICATE OF INCORPORATION

The text of the proposed amendment to Section 1 of Article V of the Certificate of Incorporation, marked to show changes to the current Section 1 of Article V, is set forth as follows:

5.1 Authorized Capital Stock.

(a)    The total number of shares of all classes of capital stock which the corporation is authorized to issue is 1,020,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

(b)    On [●] at [●] [●].m. (the “Effective Time”), each [●] ([●]) shares of the corporation’s Common Stock issued and outstanding or held in treasury (if any) immediately prior to the Effective Time shall be automatically reclassified as and combined, without further action, into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the corporation will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

2019 Proxy Statement	A-1

ANNUAL MEETING OF

SERVICESOURCE INTERNATIONAL, INC.

Date:	May 14, 2019
Time:	3:00 p.m. (Mountain Time)
Place:	717 17th St., 5th Floor, Denver, Colorado 80202

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR each director nominee in proposal 1 and FOR proposals 2, 3, and 4.

1:	Election of Directors
Directors Recommend
		For	Against	Abstain
	01 Robert G. Ashe	☐	☐	☐	For
	02 Bruce W. Dunlevie	☐	☐	☐	For
	03 John R. Ferron	☐	☐	☐	For
	04 Thomas F. Mendoza	☐	☐	☐	For
	05 Gary B. Moore	☐	☐	☐	For
	06 Madhu Ranganathan	☐	☐	☐	For
	07 Richard G. Walker	☐	☐	☐	For
2:	Vote to authorize the Company’s board of directors, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-four and not more than one-for-six.	☐	☐	☐	For
3:	Advisory vote on compensation of named executive officers for the year ended December 31, 2018.	☐	☐	☐	For
4:	Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	☐	☐	☐	For

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of ServiceSource International, Inc.

to be held on Tuesday, May 14, 2019

for Holders as of March 19, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE Call

Go To
www.proxypush.com/srev	866-284-4915

• Cast your vote online.	OR	• Use any touch-tone telephone.
• View meeting documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Gary B. Moore, Richard G. Walker, and Patricia A. Elias, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ServiceSource International, Inc. that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AS SET FORTH IN THE PROXY STATEMENT, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 5:00 P.M., Mountain Time, on May 13, 2019.

PROXY TABULATOR FOR SERVICESOURCE INTERNATIONAL, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Proxy — ServiceSource International, Inc.

Annual Meeting of Stockholders

May 14, 2019, 3:00 p.m. (Mountain Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Gary B. Moore, Richard G. Walker, and Patricia A. Elias (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ServiceSource International, Inc. a Delaware corporation (“the Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 717 17th St., 5th Floor, Denver, Colorado, 80202 on Tuesday, May 14, 2019 at 3:00 p.m. (Mountain Daylight Time) and all postponements or adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Election of Directors;

2. Vote to authorize the Company’s board of directors, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-four and not more than one-for-six.

3. Advisory vote on compensation of named executive officers for the year ended December 31, 2018; and

4. Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.

The directors nominated for re-election are: Robert G. Ashe, Bruce W. Dunlevie, John R. Ferron, Thomas F. Mendoza, Gary B. Moore, Madhu Ranganathan, and Richard G. Walker.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director in proposal 1 and “FOR” proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted “FOR” all nominees for director in proposal 1 and “FOR” proposals 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐